                                                                     Exhibit 4.1


                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT
                           --------------------------



        This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of the 1st day of August, 1994, by and among CLEAN HARBORS, INC., a Massachusetts corporation (the "Parent"), its Subsidiaries listed on Schedule 1 hereto (the
                                                       -------- -
"Subsidiaries", the Parent and such Subsidiaries herein collectively referred to as the "Borrowers"), each of which Borrowers (unless otherwise listed on
Schedule 1 hereto) having its principal place of business at 1200 Crown Colony
- - -------- -
Drive, Quincy, Massachusetts 02269, CLEAN HARBORS OF BALTIMORE, INC., a Pennsylvania corporation with its principal place of business at 1200 Russell Street, Baltimore, Maryland (the "Guarantor"), and THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110, SHAWMUT BANK, N.A. ("Shawmut"), a national banking association having its principal place of business at One Federal Street, Boston, Massachusetts 02111, and USTRUST ("USTrust"), a Massachusetts trust company having its principal place of business at 40 Court Street, Boston, Massachusetts 02108 (herein collectively referred to as the "Banks"), and FNBB, as agent for the Banks (the "Agent").

        WHEREAS, pursuant to a Revolving Credit Agreement dated as of February 6, 1991, as amended, among FNBB, US Trust, National Westminster Bank USA ("NatWest"), the Borrowers, and the Guarantor (the "Original Credit Agreement"), FNBB, US Trust, and NatWest have made loans to the Borrowers;

        WHEREAS, the amounts owing to NatWest under the Original Credit Agreement have been repaid, and Shawmut has agreed to become a Bank hereunder; and

        WHEREAS, the Borrowers, the Guarantor, the Banks, and the Agent desire to amend the terms of the Original Credit Agreement;

        NOW THEREFORE, the Banks, the Borrowers, the Guarantor, and the Agent agree that the Original Credit Agreement is amended and restated in its entirety as set forth herein.

        (S)1.  DEFINITIONS AND RULES OF INTERPRETATION.
               ---------------------------------------

        (S)1.1.  Definitions.  The following terms shall have the meanings set
                 -----------
forth in this (S)1 or elsewhere in the provisions of this Agreement referred to below:

        Accountants.  See (S)6.4(a).
        -----------

        Agreement.  This Amended and Restated Revolving Credit Agreement,
        ---------
including the Schedules and Exhibits hereto, as amended and in effect from time to time.

        Agent's Head Office.  The Agent's head office located at 100 Federal
        ------- ---- ------
Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

        Agent.  FNBB acting as agent for the Banks.
        -----

        Applicable Laws.  See (S)6.10.
        ---------- ----

        Balance Sheet Date.  December 31, 1993.
        ------- ----- ----

        Banks.  FNBB, Shawmut and USTrust and any other Person who becomes an
        -----
assignee of any rights and obligations of a Bank pursuant to (S)19.

        Base Rate.  The higher of (a) the annual rate of interest announced from
        ---- ----
time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by FNBB) or (b) one percent (1%) above the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

        Base Rate Loans.  Loans bearing interest calculated by reference to the
        ---- ---- -----
Base Rate.

        Borrowers.  See Preamble.
        ---------

        Borrowing Base.  At the relevant time of reference thereto, an amount
        --------- ----
determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agent pursuant to (S)6.4(d), which is equal to the sum of:

          (a) 80% of Eligible Receivables for which invoices have been issued and are payable plus
                               ----

          (b)  $10,000,000.

     Borrowing Base Report.  A Borrowing Base Report signed by the chief
     --------- ---- ------
financial officer of the Parent in substantially the form of Exhibit E hereto.
                                                             ---------

     Business Day.  Any day on which banking institutions in Boston,
     -------- ---
Massachusetts are open for the transaction of banking business.

     Capital Assets.  Fixed assets, both tangible (such as land, buildings,
     ------- ------
fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not
                                       --------
include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

     Capital Expenditures.  Amounts paid or indebtedness incurred by any Person
     ------- ------------
in connection with the purchase or lease by such Person of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

     certified.  With respect to the financial statements of any Person, such
     ---------
statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly the financial position of such Person.

     CFO.  See (S)6.4(b).
     ---

     Closing Date.  The date on which the conditions precedent set forth in (S)9
     ------- ----
are satisfied.

     Code.  The Internal Revenue Code of 1986, as amended and in effect from
     ----
time to time.

     Collateral.  All of the property, rights and interests of the Borrowers and
     ----------
the Guarantor that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

     Commitment.  With respect to each Bank, the amount determined by
     ----------
multiplying such Bank's Commitment Percentage by the aggregate amount of the Banks' Total Commitment specified in (S)2.1 hereof to make Loans to the Borrowers, as the same may be reduced from time to time.

     Commitment Percentage.  With respect to each Bank, the percentage set forth
     ---------- ----------
beside its name below (subject to adjustment upon any assignments pursuant to (S)19):

                    Bank              Percentage
                    ----              ----------
                    FNBB                56.25%
                    Shawmut             21.875%
                    USTrust             21.875%

     Compliance Certificate.  See (S)6.4(c).
     ---------- -----------

     Consolidated or consolidated.  With reference to any term defined herein,
     ------------    ------------
shall mean that term as applied to the accounts of the Borrowers and the Guarantor consolidated in accordance with GAAP.

     Consolidated Cash Flow.  For any period, EBITDA plus (a) payments made by
     ----------------------                          ----
the Borrowers with respect to the PHH Leases for such period, minus (b) income
                                                              -----
tax expense excluding the deferred tax provision and (c) Capital Expenditures for such period.

     Consolidated Current Liabilities.  All liabilities of the Borrowers and the
     ------------ ------- -----------
Guarantor on a consolidated basis maturing on demand or within one (1) year from the date as of which Consolidated Current Liabilities are to be determined (but excluding the current portion or current maturities of long term debt), and such other liabilities as may properly be classified as current liabilities in accordance with GAAP.

     Consolidated Debt Service.  For any period, the sum of Consolidated Total
     ------------ ---- -------
Interest Expense plus (a) the payments made by the Borrowers with respect to the
                 ----
PHH Leases during such period, (b) scheduled payments on capitalized leases, and
(c) scheduled repayments or prepayments of funded Indebtedness (excluding the principal payment made May 16, 1994 with respect to the Senior Subordinated Notes issued under the Note Agreement, and the prepayment of the Wainwright Debt, the Indebtedness under the Grad Notes, and the Senior Subordinated Notes).

     Consolidated Earnings Before Interest, Taxes, and Amortization or EBITA.
     -----------------------------------------------------------------------
For any period, the Consolidated Net Income of the Borrowers and the Guarantor, plus (a) interest expense, (b) income taxes, and (c) amortization expense for
- - ----
such period.

     Consolidated Earnings Before Interest, Taxes, Depreciation, and
     ------------ -------- ------ --------- ------------------------
Amortization or EBITDA.  For any period, the Consolidated Net Income of the
- - ----------------------
Borrowers and the Guarantor, plus (a) interest expense, (b) income taxes, (c)
                             ----
depreciation expense, and (d) amortization expense for such period.

     Consolidated Net Income.  The consolidated net income (or deficit) of the
     ------------ --- ------
Borrowers and the Guarantor, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, and excluding therefrom (a) any write off of deferred financing fees, and (b) cash and non-cash charges associated with the early extinguishment of debt incurred in connection with the issuance of the Senior Notes and the application of the proceeds therefrom.

     Consolidated Total Interest Expense.  For any period, the sum of (a) the
     ------------ ----- -------- -------
aggregate amount of interest expense required to be paid or accrued by the Borrowers and the Guarantor during such period on all Indebtedness of the Borrowers and the Guarantor outstanding during all or any part of such period, including capitalized interest expense for such period, but excluding expense related to amortization of deferred financing costs relating to the Loans and the Senior Notes, plus (b) dividends paid with respect to the Series B
                  ----
Convertible Preferred Shares of the Parent.

     Consolidated Tangible Net Worth.  The excess of Consolidated Total Assets
     ------------ -------- --- -----
over Consolidated Total Liabilities less the sum of:
                                    ----

          (a) the total book value of all assets of the Borrowers and the Guarantor on a consolidated basis properly classified as intangible assets under GAAP, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing on the consolidated balance sheet of the Borrowers and the Guarantor); plus
                                          ----

          (b) all amounts representing any write-up in the book value of any consolidated assets resulting from a revaluation thereof subsequent to the Balance Sheet Date.

     Consolidated Total Assets.  All assets of the Borrowers and the
     ------------ ----- ------
Guarantor determined on a consolidated basis in accordance with GAAP.

     Consolidated Total Liabilities.  All liabilities of the Borrowers and
     ------------ ----- -----------
the Guarantor determined on a consolidated basis in accordance with GAAP, including (whether or not so classified) the liquidation value of the outstanding Series B Convertible Preferred Shares of the Parent.

     Convertible Notes.  (a) The $3,500,000 convertible note, and (b) the
     ----------- -----
$1,500,000 convertible note issued pursuant to the Exchange Agreement.

     Default.  See (S)12.
     -------

     Depository Accounts.  See (S)5.23.
     ---------- --------

     Disposal.  See "Release".
     --------

     Distribution.  The declaration or payment of any dividend on or in
     ------------
respect of any shares of any class of capital stock of any Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly through a Subsidiary or otherwise; the return of capital by any Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Person.

     Dollars or $.  Dollars in lawful currency of the United States of
     -------    -
America.

     Drawdown Date.  The date on which any Loan is made or is to be made.
     -------- ----

     EBITA.  See definition of Consolidated Earnings Before Interest,
     -----
Taxes, and Amortization.

     EBITDA.  See definition of Consolidated Earnings Before Interest,
     ------
Taxes, Depreciation, and Amortization.

     Exchange Agreement.  Exchange Agreement between the Parent and
     ------------------
Massachusetts Capital Resource Company, in the form attached hereto as Exhibit
                                                                       -------
G.
- - -
     Eligible Receivables.  With respect to the Borrowers and the
     -------- -----------
Guarantor, the net amount, as reflected on the Borrowers' and the Guarantor's books in accordance with GAAP consistently applied, of trade accounts receivable outstanding and owed to the Borrowers and the Guarantor by account debtors which are not Subsidiaries of the Borrowers or the Guarantor, which are organized under the laws of states of the United States of America, Puerto Rico, or Canada and conduct a substantial portion of their business within the United States of America (including Puerto Rico) or Canada or are U. S. federal, state or local governmental entities, which trade accounts receivable have arisen with respect to sales of products or services of the Borrowers or the Guarantor which are neither more than 45 days past due under the original terms of sale nor outstanding more than 60 days past the invoice date, as to which the Agent has a valid and perfected first priority security interest under all applicable laws and as to which the Borrowers and the Guarantor have furnished reasonably detailed information to the Agent in a Borrowing Base Report, determined after deducting from the aggregate amount thereof all payments, adjustments, discounts and credits applicable thereto, all charges and liens (other than those of the Agent) of all kinds against such accounts receivable, all amounts due thereon considered by the Agent to be difficult to collect or uncollectible due to disputes, insolvency of the account debtor, or any other reason, and excluding
(a) any accounts receivable from Persons to whom there shall exist any payables, discounts other than prompt payment in the ordinary course of business consistent with past practices, or other similar contras, offsets or reductions to the extent of such contras, offsets, or reductions; (b) any accounts receivable for which the account debtor has not been invoiced; (c) any accounts receivable arising out of transactions for which a bond has been posted on behalf of any Borrower or the Guarantor by a third party which bond is not backed by any Letters of Credit; and (d) any accounts receivable for progress payments arising under partially completed service contracts, all as determined by the Agent in its reasonable discretion, which, absent manifest error, shall be final and binding upon the Borrowers and the Guarantor.

     Employee Benefit Plan.  Any employee benefit plan within the meaning
     -------- ------- ----
of (S)3(3) of ERISA maintained or contributed to by the Parent, the Guarantor or any Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws.  See (S)5.16(a).
     ------------- ----

     ERISA.  The Employee Retirement Income Security Act of 1974, as
     -----
amended and in effect from time to time.

     ERISA Affiliate.  Any Person which is treated as a single employer
     ----- ---------
with the Parent, the Guarantor or any Borrower under (S)414 of the Code.

     ERISA Reportable Event.  A reportable event with respect to a
     ----- ---------- -----
Guaranteed Pension Plan within the meaning of (S)4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurodollar Business Day.  Any Business Day on which dealings in
     ---------- -------- ---
foreign currency and exchange are carried on among banks in London, England.

     Eurodollar Interest Determination Date.  For any Interest Period, the
     ---------- -------- ------------- ----
date two Eurodollar Business Days prior to the first day of such Interest
Period.

     Eurodollar Loans.  Loans bearing interest calculated by reference to
     ---------- -----
the Eurodollar Rate.

     Eurodollar Offered Rate.  The rate per annum at which deposits of
     ---------- ------- ----
dollars are offered to the Agent by prime banks in whatever Eurodollar interbank market may be selected by the Agent, in its sole discretion, acting in good faith, at or about 11:00 a.m. local time in such interbank market, on the Eurodollar Interest Determination Date for a period equal to the period of such Interest Period in an amount substantially equal to the principal amount requested to be loaned at or converted to a rate based on the Eurodollar Offered Rate.

     Eurodollar Rate.  The rate per annum, rounded upwards to the nearest
     ---------- ----
1/16 of 1%, determined by the Agent with respect to an Interest Period, in accordance with the following formula:

     Eurodollar Rate = Eurodollar Offered Rate
                       -----------------------
                          1-Reserve Rate

     Event of Default.  See (S)12.
     ----- -- -------

     generally accepted accounting principles or GAAP.  When used in
     --------- -------- ---------- ---------- -- ----
general, generally accepted accounting principles means (1) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, as shall be concurred in by independent certified public accountants of recognized standing whose report expresses an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been applied; and (2) when used with reference to the Borrowers or the Guarantor, such principles shall include (to the extent consistent with such principles) the accounting practices reflected in the consolidated financial statements for the year ended on the Balance Sheet Date.

     Grad Notes. The notes dated as of July 30, 1992 issued by Mr. Frank,
     ---- -----
Inc. to (a) Richard J. Grad in the principal amount of $136,000 and (b) Michael
J. Grad in the principal amount of $180,000 in connection with the acquisition by the Parent of Mr. Frank, Inc., together with any amendments thereto to which the Banks have consented in writing pursuant to (S)7.9 hereof.

     Guaranteed Obligations.  See (S)13.1.
     ---------- -----------

     Guaranteed Pension Plan.  Any employee pension benefit plan within the
     ---------- ------- ----
meaning of (S)3(2) of ERISA maintained or contributed to by any Borrower or the Guarantor or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantor.  See preamble.
     ---------

     Hazardous Substances.  See (S)5.16(b).
     --------- ----------

     Indebtedness.  All obligations, contingent and otherwise, that in
     ------------
accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations (including capitalized leases and operating leases on real property with a term longer than 5 years and all other operating leases with a term longer than 3 years), whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations in respect of indebtedness of others, whether direct or indirect, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

     Intercompany Notes.  The notes issued by various of the Borrowers to
     ------------ -----
Clean Harbors of Cleveland, Inc. in connection with the purchase of accounts receivable by such Borrowers from Clean Harbors of Cleveland, Inc. in the form attached as Exhibit B hereto, together with any amendments thereto to which the
            ------- -
Banks have consented in writing pursuant to (S) 7.9 hereof.

     Interest Period.  With respect to each Eurodollar Loan:
     -------- ------

          (a) initially, the period commencing on the date of a conversion from a Base Rate Loan into a Eurodollar Loan or the making of a Eurodollar Loan, and ending one (1), two (2), or three (3) months thereafter, as the case may be, as the Borrowers may select; and

          (b) thereafter, each subsequent Interest Period shall begin on the last day of the preceding Interest Period, and end one (1), two (2), or three (3) months thereafter, as the case may be, as the Borrowers may select;

          (c)  provided that any Interest Period which would otherwise end on a
               --------
     day which is not a Business Day shall be adjusted in accordance with the Agent's then prevailing practice.

     Indenture.  Indenture by and among the Parent, certain Subsidiaries of
     ---------
the Parent as guarantors, and Shawmut Bank, N.A., as Trustee, substantially in the form attached hereto as Exhibit H.
                            ---------

     Investments.  All expenditures made and all liabilities incurred
     -----------
(contingently or otherwise) for the acquisition of stock or Indebtedness of or a joint venture interest in, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Letters of Credit.  Standby Letters of Credit issued or to be issued
     ------- -- ------
by the Agent under (S)3 hereof for the account of the Borrowers, including, without limitation, the existing Letters of Credit listed on Schedule 3.1(a) hereto.

     Letter of Credit Applications.  Letter of Credit Applications in such
     ------ -- ------ ------------
form as may be agreed upon by any Borrower and the Agent from time to time which are entered into pursuant to (S)3 hereof as such Letter of Credit Applications are amended, varied or supplemented from time to time.

     Letter of Credit Fee.  See (S)4.1(b).
     ------ -- ------ ---

     Letter of Credit Participation.  See (S)3.1(b).
     ------ -- ------ -------------

     Loan Documents.  This Agreement, the Notes, the Letter of Credit
     ---- ---------
Applications, the Letters of Credit, the Subordination Agreements, and the Security Documents, each as may be amended and in effect from time to time.

     Loan and Letter of Credit Request.  See (S)2.6.
     ---- --- ------ -- ------ -------

     Loans.  Revolving credit loans made or to be made by the Banks to the
     -----
Borrowers pursuant to (S)2.

     Lockbox Agreement.  Lockbox agreement between Clean Harbors
     ------- ---------
Environmental Services, Inc. (as agent for the Borrowers) and the Agent.

     Majority Banks.  As of any date, the Banks holding sixty-seven percent
     -------- -----
(67%) of the outstanding principal amount of the Loans on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitute sixty-seven percent (67%) of the Total Commitment.

     Maturity Date.  August 1, 1997.
     -------- ----

     Maximum Drawing Amount.  The maximum aggregate amount from time to
     ------- ------- ------
time that the beneficiaries may draw under outstanding Letters of Credit.

     Mortgages.  The mortgages and deeds of trust, from the Borrowers and
     ---------
the Guarantor to the Agent with respect to the fee and leasehold interests of the Borrowers and the Guarantor in the Real Property subject thereto and in form and substance satisfactory to the Banks and the Agent.

     Multiemployer Plan.  Any multiemployer plan within the meaning of
     ------------- ----
(S)3(37) of ERISA maintained or contributed to by any Borrower or the Guarantor or any ERISA Affiliate.

     NCRRG.  See (S)3.1(e).
     -----

     Note Agreement.  The Note Agreements dated May 15, 1989, by and
     ---- ---------
between the Parent and Kemper Investors Life Insurance Company, Federal Kemper Life Assurance Company, Fidelity Life Association, and Kemper Reinsurance Company, as in effect as of the Closing Date.

     Notes.  The promissory notes of the Borrowers evidencing the Loans
     -----
dated the date of this Agreement and in substantially the form of Exhibit A
                                                                  ---------
hereto, as amended and in effect from time to time.

     Obligations.  All indebtedness, obligations and liabilities of the
     -----------
Borrowers to any of the Banks and the Agent, and the Guaranteed Obligations of the Guarantor, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or the Letters of Credit, the Notes or any other instrument at any time evidencing any thereof.

     Original Credit Agreement.  See recitals.
     -------- ------ ---------

     PBGC.  The Pension Benefit Guaranty Corporation created by (S)4002 of
     ----
ERISA and any successor entity or entities having similar responsibilities.

     Permitted Dispositions.  See (S)7.4.
     --------- ------------

     Permitted Liens.  See (S)7.2.
     --------- -----

     Person.  Any individual, corporation, partnership, trust,
     ------
unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     PHH Leases.  Vehicle leases classified as operating leases in
     ----------
accordance with GAAP entered into with PHH Fleetamerica Corporation or another lender under substantially the same terms and conditions set forth in Exhibit F
                                                                      ---------
hereto, and with respect to which any Borrower has a contingent liability in connection with the termination of such lease.

     Real Property.  All real property heretofore, now, or hereafter owned
     ---- --------
or leased by the Borrowers or the Guarantor.

     Reimbursement Obligation.  The Borrowers' obligation to reimburse the
     ------------- ----------
Agent and the Banks on account of any drawing under any Letter of Credit as provided in (S)3.2.

     Release.  Shall have the meaning specified in the Comprehensive
     -------
Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
(S)(S)9601 et seq. ("CERCLA") and the term "Disposal" (or "Disposed") shall have
           -- ---                           --------       --------
the meaning specified in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S)(S)6901 et seq. ("RCRA") and regulations promulgated thereunder;
                  -- ---
provided, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of a state wherein the property lies establishes a meaning for "Release" or "Disposal" which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

     Reserve Rate.  The rate, expressed as a decimal, at which the Banks
     ------- ----
would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any subsequent or similar regulation relating to such reserve requirements) against "Eurocurrency Liabilities" (as such term is defined in Regulation D), or against any other category of liabilities which might be incurred by the Banks to fund Loans bearing interest based on the Eurodollar Rate, if such liabilities were outstanding.

     Security and Pledge Agreement.  The Amended and Restated Security and
     -------- --- ------ ---------
Pledge Agreement, dated February 19, 1993 among the Borrowers, the Guarantor, and the Agent in form and substance satisfactory to the Banks, as the same may be amended and in effect from time to time.

     Security Documents.  The Security and Pledge Agreement, the Mortgages,
     -------- ---------
and the Lockbox Agreement, each as amended and in effect from time to time, and any additional documents evidencing or perfecting the Agent's lien on the assets of the Borrowers and the Guarantor.

     Senior Notes.  $50,000,000 in aggregate principal amount of 12.5%
     ------------
Senior Notes due May 15, 2001 and issued under the Indenture.

     Senior Subordinated Notes.  $30,000,000 in 13.25% Senior Subordinated
     ------ ------------ -----
Notes issued under the Note Agreement.

     Settlement.  The making of, or receiving of, payments in immediately
     ----------
available funds, by the Banks to or from the Agent in accordance with (S)2.7 to the extent necessary to cause each Bank's actual share of the outstanding amount of the Loans to be equal to each Bank's Commitment Percentage of the outstanding amount of such Loans, in any case where, prior to such event or action, the actual share is not so equal.

     Settlement Amount.  See (S)2.7(b).
     ---------- ------

     Settlement Date.  See (S)2.7(b).
     ---------- ----

     Settling Bank.  See (S)2.7(b).
     -------- ----

     Southdown Note.  The junior subordinated note dated as of June 30,
     --------- ----
1992 issued by the Parent to Southdown Environmental Treatment Systems, Inc., in the principal amount of $1,883,000.

     Subordination Agreements.  The Intercompany Notes, the Southdown Note,
     ------------------------
and the Exchange Agreement.

     Subordinated Debt.  The Intercompany Notes, the Southdown Note, and
     ------------ ----
the Convertible Notes.

     Subsidiary.  Any corporation, association, trust, or other business
     ----------
entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally.

     Total Commitment.  See (S)2.1.
     ----- ----------

     Unpaid Reimbursement Obligation.  Any Reimbursement Obligation for
     ------ ------------- ----------
which the Borrowers or the Guarantor have not, at the time of determination, reimbursed the Agent and the Banks.

     Wainwright Debt.  Indebtedness of the Parent and Clean Harbors of
     ---------- ----
Braintree, Inc. to Wainwright Bank and Trust Company pursuant to the Term Note dated as of October 1, 1991.

     (S)1.2.  Rules of Interpretation.
              ----- -- --------------

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

          (h) Reference to a particular "(S)" refers to that section of this Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     (S)2.  THE REVOLVING CREDIT FACILITY.
            --- --------- ------ --------

     (S)2.1.  Commitment to Lend.  Subject to the terms and conditions set
              ---------- -- ----
forth in this Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrowers to the Agent given in accordance with (S)2.6, its Commitment Percentage of such sums as are requested by the Borrowers, provided that the sum of the outstanding
                                        -------- ----
amount of the Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount of the Letters of Credit shall not at any time exceed a maximum aggregate amount outstanding of the lesser of (a) $35,000,000, as such amount may be reduced pursuant to (S)2.2 hereof (the "Total Commitment"), or (b) the Borrowing Base; and provided further that no
                                                    -------- ------- ----
amounts may be borrowed hereunder so long as any Indebtedness is outstanding under the Senior Subordinated Notes other than (c) an amount not greater than $15,000,000, which amount shall be used to repay the Senior Subordinated Notes, and (d) amounts not to exceed $2,000,000 in the aggregate. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request
     --- ----
for a Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in (S)9 and (S)10, as the case may be, have been satisfied on the date of such request. Any unpaid Reimbursement Obligation under the Letters of Credit shall for all purposes be a Loan hereunder.

     (S)2.2.  Reduction of Total Commitment.  (a)  The Borrowers shall have
              --------- -- ----- ----------
the right at any time and from time to time upon two (2) Business Days' prior written notice to the Agent to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective
                           --- ----
Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. The Agent will notify the Banks promptly after receiving any notice of the Borrowers delivered pursuant to this (S)2.2.

          (b) No reduction or termination of the Commitments once made may be revoked; the portion of the Commitments reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

     (S)2.3.  The Notes.  The Loans shall be evidenced by separate
              --- -----
promissory notes of the Borrowers in substantially the form of Exhibit A hereto
                                                               ---------
(each a "Note"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made, in connection with a Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's records reflecting the making of such Loan or the receipt of such payment (as the case may be). The outstanding amount of the Loans set forth on such Bank's record shall be prima facie evidence of the principal amount thereof owing and
                ----- -----
unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

     (S)2.4.  Interest on Loans.
              -------- -- -----

     The outstanding principal amount of the Loans shall bear interest at the rate per annum equal to (a) the Base Rate plus one percent (1%), or (b) at the Borrowers' option as provided herein, at the Eurodollar Rate plus two and one-half percent (2 1/2%). Interest shall be payable (i) monthly in arrears on the first Business Day of each calendar month of each year, commencing August 1, 1994, on Base Rate Loans, and (ii) on the last day of the applicable Interest Period, and if such Interest Period is longer than one month, also monthly during such Interest Period on Eurodollar Loans, and on the Maturity Date for all Loans.

     (S)2.5.  Election of Eurodollar Rate; Notice of Election; Interest
              -------- -- ---------- ----  ------ -- --------  --------
Periods; Minimum Amounts.
- - -------  ------- -------

          (a) At the Borrowers' option, so long as no Default or Event of Default has occurred and is then continuing, the Borrowers may (i) elect to convert any Base Rate Loan or a portion thereof to a Eurodollar Loan, (ii) at the time of any Loan and Letter of Credit Request, specify that such requested Loan shall be a Eurodollar Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Loan as such, provided that the Borrower gives notice to the Agent pursuant to
              --------
     (S)2.5(b) hereof. Upon determining any Eurodollar Rate, the Agent shall forthwith provide notice thereof to the Borrowers, and each such notice to the Borrowers shall be considered prima facie correct and binding, absent
                                       ----- -----
     manifest error.

          (b) Three (3) Eurodollar Business Days prior to the making of any Eurodollar Loan or the conversion of any Base Rate Loan to a Eurodollar Loan, or, in the case of an outstanding Eurodollar Loan, the expiration date of the applicable Interest Period, the Borrowers shall give written, telex or telecopy notice received by the Agent not later than 11:00 a.m. (Boston time) of its election pursuant to (S)2.5(a). Each such notice delivered to the Agent shall specify the aggregate principal amount of the Loans to be borrowed or maintained as or converted to Eurodollar Loans and the requested duration of the Interest Period that will be applicable to such Eurodollar Loan, and shall be irrevocable and binding upon the Borrowers. If the Borrowers shall fail to give the Agent notice of their election hereunder together with all of the other information required by this (S)2.5(b) with respect to any Loan, whether at the end of an Interest Period or otherwise, such Loan shall be deemed a Base Rate Loan.

          (c) Notwithstanding anything herein to the contrary, the Borrower may not specify an Interest Period that would extend beyond the Maturity Date.

          (d) All Eurodollar Loans shall be in a minimum amount of not less than $1,000,000. In no event shall the Borrowers have more than five (5) different maturities of Eurodollar Loans outstanding at any time.

     (S)2.6.  Requests for Revolving Credit Loans.  The Borrowers shall
              -------- --- --------- ------ -----
give to the Agent written notice in the form of Exhibit C hereto (or telephonic
                                                ---------
notice confirmed in a writing in the form of Exhibit C hereto) of each Loan
                                             ---------
requested hereunder (a "Loan and Letter of Credit Request") not later than 11:00 a.m. (a) on the proposed Drawdown Date of any Base Rate Loan, or (b) three Eurodollar Business Days prior to the Drawdown Date of any Eurodollar Loan.
Each such notice shall be given by the Parent or by Clean Harbors Environmental Services, Inc. on behalf of the Borrowers as their agent and shall specify the principal amount of the Loan requested and shall include a current Loan and Letter of Credit Request, reflecting the Maximum Drawing Amount of all Letters of Credit outstanding. Each Loan and Letter of Credit Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Banks on the proposed Drawdown Date. Each of the representations and warranties made by or on behalf of any of the Borrowers to the Banks or the Agent in this Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the submission of any Loan and Letter of Credit Request and on and as of the Drawdown Date of such Loan or the date of issuance of such Letter of Credit (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse and to the extent that such representations and warranties expressly relate to an earlier date).

     (S)2.7.  Funds for Loans; Settlements.
              ----- --- -----  -----------

          (a) Upon receipt of the documents required by (S)(S)9 and 10 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will deposit into the account of Clean Harbors Environmental Services, Inc. at the Agent's Head Office the amount of such Loans requested by the Borrowers pursuant to (S)2.6 hereunder in immediately available funds not later than 2:00 p.m. on the proposed Drawdown Date.

          (b) The Banks shall effect Settlements on the last Business Day of each week and within one Business Day after each other date on which borrowings (net of payments of principal by the Borrowers) or payments of principal (net of borrowings by the Borrowers) exceed $1,000,000 (or more frequently at the Agent's discretion) (the "Settlement Date"). On the Business Day prior to each such Settlement Date, the Agent shall give telephonic notice to the Banks of (i) the respective outstanding amount of Loans made by each Bank as at the close of business on the prior day, (ii) the amount that any Bank, as applicable (the "Settling Bank"), shall pay to effect a Settlement (the "Settlement Amount") and (iii) the portion (if any) of the aggregate Settlement Amount to be paid to each Bank. A statement of the Agent submitted to the Banks with respect to any amounts owing under this (S)2.7(b) shall be prima facie
                                                                ----- -----
evidence of the amount due and owing. Each Settling Bank shall, as promptly as practical during normal business hours on each Settlement Date, effect a wire transfer of immediately available funds to the Agent in the amount of its Settlement Amount. The Agent shall, as promptly as practicable during normal business hours on each Settlement Date, effect a wire transfer of immediately available funds to each Bank of the Settlement Amount to be paid to such Bank. All funds advanced by any Bank as a Settling Bank pursuant to this (S)2.7(b) shall for all purposes be treated as a Loan made by such Settling Bank to the Borrowers and all funds received by any Bank pursuant to this (S)2.7(b) shall for all purposes be treated as repayment of amounts owed by the Borrowers with respect to Loans made by such Bank.

          (c) The Agent may (unless notified to the contrary by a Settling Bank by 12:00 noon (Boston time) on the Settlement Date) assume that each Settling Bank has made available to the Agent the Settlement Amount with respect to its Loans, and the Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrowers the aggregate Settlement Amount. If the Settlement Amount is made available to the Agent (or, conversely, if the Agent makes the Settlement Amount available to a Bank entitled thereto) on a date after the Settlement Date, such Settling Bank shall pay the Agent (or, conversely, the Agent shall pay such Bank entitled to such Settlement Amount) on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by the Agent or such Bank, as applicable, for federal funds acquired by the Agent or such Bank, as applicable during each day included in such period times
                                                                          -----
(ii) the Settlement Amount, times (iii) a fraction, the numerator of which is
                            -----
the number of days that elapse from and including such Settlement Date to but not including the date on which the Settlement Amount shall become immediately available to the Agent or such Bank, as applicable, and the denominator of which is 365; upon payment of such amount the Settling Bank shall be deemed to have delivered the Settlement Amount of such Settling Bank on the Settlement Date and shall become entitled to interest payable by the Borrowers with respect to such Bank's Settlement Amount as if such share were delivered on the Settlement Date. If the Settlement Amount is not in fact made available to the Agent by the Settling Bank within three (3) Business Days of such Settlement Date, the Agent shall be entitled to debit the Borrowers' accounts to recover such amount from the Borrowers, with interest thereon at the rate per annum applicable to any Loans made on such Settlement Date.

          (d) The failure or refusal of any of the Banks to make available to the Agent at the aforesaid time on any date the amount of the Loans to be made by such Bank shall not relieve any other Bank from its obligations hereunder to make Settlements and Loans, on such Drawdown Date or on any subsequent Drawdown Date, but in no event shall any Bank or the Agent be responsible for funding or otherwise be liable for the failure of any other Bank to make the Loans to be made by such other Bank.

     (S)2.8.  Change in Borrowing Base.  The Borrowing Base shall be
              ------ -- --------- ----
determined monthly (or at such other interval as may be specified by the Agent) by reference to the Borrowing Base Report delivered to the Banks and the Agent pursuant to (S)6.4(d).

     (S)2.9.  Maturity of the Loans.  The Loans shall mature and shall be
              -------- -- --- -----
due and payable on the Maturity Date. The Borrowers promise to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all Loans outstanding on such date, together with any and all accrued and unpaid interest thereon. The Banks shall effect a Settlement on the Maturity Date.

     (S)2.10.  Mandatory Repayments of the Loans.
               --------- ---------- -- --- -----

          (a) The Borrowers hereby agree to cause all cash received by the Borrowers (other than amounts permitted to be held in other deposit accounts of the Borrowers under (S)5.23 hereof) to be transmitted to the Agent upon receipt pursuant to the terms of the Lockbox Agreement and authorize the Agent at the Banks' option to apply such proceeds on each Business Day to repay the outstanding amount of the Loans made by the Agent to the Borrowers, subject to Settlement among the Banks in accordance with (S)2.7(b) hereof.

          (b) If at any time the outstanding amount of the Loans plus the Maximum Drawing Amount of all outstanding Letters of Credit exceeds the lesser of (i) the Borrowing Base or (ii) the Total Commitment, whether by reduction of the Total Commitment or otherwise, then the Borrowers shall immediately pay the amount of such excess to the Agent for application to the Loans, subject to Settlement among the Banks in accordance with (S)2.7(b) hereof, or if no Loans shall be outstanding, to be held by the Agent as collateral security for the Reimbursement Obligations provided, however, that if the amount of cash
                          --------  -------
collateral held by the Agent pursuant to this (S)2.10(b) exceeds the amount of the Obligations the Agent shall return such excess to the Borrowers.

     (S)2.11.  Optional Prepayments or Repayments of Loans.  The Borrowers
               -------- ----------- -- ---------- -- -----
shall have the right, at their election, to repay or prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium. The Borrowers shall give the Agent, no later than 10:00 a.m., Boston time, on the Business Day of such proposed prepayment or repayment, written notice (or telephonic notice confirmed in writing) of any proposed prepayment or repayment pursuant to this (S)2.11, specifying the proposed date of prepayment or repayment of Loans and the principal amount to be paid; provided that the Borrowers may not make any prepayment of any Eurodollar Loan
- - --------
on a date other than the last day of the applicable Interest Period.

     (S)3.  LETTERS OF CREDIT.
            ------- -- ------

     (S)3.1.  Letter of Credit Commitments.
              ------ -- ------ -----------

          (a) Subject to the terms and conditions hereof and the execution and receipt of a Loan and Letter of Credit Request reflecting the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit) and a Letter of Credit Application, the Agent, on behalf of the Banks and in reliance upon the agreement of the Banks set forth in (S)3.1(b) and upon the representations and warranties of the Borrowers contained herein, agrees to issue standby letters of credit, in such form as may be requested from time to time by the Borrowers or Clean Harbors Environmental Services, Inc. acting as agent on their behalf and agreed to by the Agent; provided, however, that, after
                                                  --------  -------
giving effect to such request, the aggregate Maximum Drawing Amount of all letters of credit issued at any time under this (S)3.1(a) (the "Letters of Credit") shall not exceed $20,000,000, and no Letter of Credit shall have an expiration date later than the earlier of (i) one year after the date of issuance of the Letter of Credit, or (ii) thirty (30) days prior to the Maturity Date, provided that a Letter of Credit may have an expiration date which is
      --------
beyond thirty (30) days prior to the Maturity Date if the Borrowers provide cash collateral in an amount equal to the Maximum Drawing Amount of such Letter of Credit at least thirty (30) days prior to the Maturity Date. All letters of credit issued pursuant to the Original Credit Agreement shall be Letters of Credit under this Agreement.

          (b) Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage thereof, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to (S)3.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

          (c) Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers'

Reimbursement Obligation under (S)3.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to (S)3.2.

          (d) The parties hereto acknowledge that the letters of credit outstanding under the Original Credit Agreement as of the Closing Date shall be included as Letters of Credit under this Agreement.

          (e) Any Letter of Credit issued on behalf of the Guarantor or on behalf of Northeast Casualty Risk Retention Group, Inc. ("NCRRG") shall be Letters of Credit hereunder and shall be deemed to be issued for the account of the Borrowers and shall be a Reimbursement Obligation of the Borrowers.

     (S)3.2.  Reimbursement Obligation of the Borrowers.  In order to
              ------------- ---------- -- --- ---------
induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby agree to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder as follows:

          (a) on each date that any draft presented under any Letter of Credit is honored by the Agent or the Agent otherwise makes payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit; and

          (b) upon the Maturity Date or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with (S)12, an amount equal to the then Maximum Drawing Amount of all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this (S)3.2 at any time from the date such amounts become due and payable (whether as stated in this (S)3.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in (S)4.6 for overdue amounts.

     (S)3.3.  Letter of Credit Payments.  If any draft shall be presented
              ------ -- ------ --------
or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. On the date that such draft is paid or other payment is made by the Agent, the Agent shall promptly notify the Banks of the amount of any Unpaid Reimbursement Obligation. All such Unpaid Reimbursement Obligations with respect to Letters of Credit shall be deemed to be Loans. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid
- - -----
Reimbursement Obligation, times (c) a fraction, the numerator of which is the
                          -----
number of days that have elapsed from and including the date the Agent paid the draft presented for honor or otherwise made payment until the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is 365. The responsibility of the Agent to the Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     (S)3.4.  Obligations Absolute.  The Borrowers' obligations under this
              ----------- --------
(S)3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrowers further agree with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrowers' Reimbursement Obligations under (S)3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the Guarantor, NCRRG, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers, the Guarantor, or NCRRG against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Agent or any Bank to the Borrowers.

     (S)3.5.  Reliance by Agent.  To the extent not inconsistent with
              -------- -- -----
(S)3.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

     (S)4.  FEES, PAYMENTS, AND COMPUTATIONS; JOINT AND SEVERAL LIABILITY.
            ----  --------  --- ------------  ----- --- ------- ---------

     (S)4.1.  Fees.
              ----

               (a) Commitment Fee.  The Borrowers agree to pay to the Banks a
                   ---------- ---
          commitment fee at the rate of one-half of one percent (1/2%) per annum on the unused portion of the Total Commitment during each calendar quarter or portion thereof from the Closing Date to the Maturity Date (or to the date of termination in full of the Total Commitment, if earlier). This commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on October 1, 1994, with a final payment on the Maturity Date.

     (b)  Letter of Credit Fee.  The Borrowers shall pay a fee (the "Letter of
          ------ -- ------ ---
          Credit Fee") to the Agent equal to (i) one and one-half percent (1 1/2%) per annum of the Maximum Drawing Amount of each Letter of Credit backing performance bonds of the Borrowers or the Guarantor, and (ii) two and one-half percent (2 1/2%) per annum of the Maximum Drawing Amount of all other Letters of Credit (but in no event less than $350), payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, commencing with an initial payment on October 1, 1994 for the period beginning on the Closing Date. Notwithstanding the foregoing, the minimum Letter of Credit Fee payable with respect to each calendar quarter shall in no event be less than 2.35% per annum of the average daily Maximum Drawing Amount of all Letters of Credit. The Borrowers shall also pay to the Agent with respect to each Letter of Credit the Agent's customary issuance fee, payable in accordance with the Agent's customary practice. The Letter of Credit Fee (but not the issuance fee) shall be for the accounts of the Banks in accordance with their respective Commitment Percentages.

     (c)  Agent's Fee.  The Borrowers shall pay to the Agent an annual fee of
          ------- ---
          $70,000, due on February 28 of each year commencing February 28, 1995 during the term of this Agreement. The Agent's Fee for the period commencing less than one year prior to the Maturity Date shall be pro-rated through the Maturity Date.

     (S)4.2.  Payments.
              --------

          (a) All payments of principal, interest, Reimbursement Obligations, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, received at the Agent's Head Office in immediately available funds by 12:00 p.m. on any due date.

          (b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrowers. In the event that the Borrowers are required to make such deduction or withholding as a result of the fact that a Bank is organized outside of the United States, such Bank shall use its reasonable best efforts to transfer its Loans to an affiliate organized within the United States if such transfer would have no adverse effect on such Bank or the Loans. The Borrowers will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

     (S)4.3.  Computations.  All computations of interest with respect to
              ------------
Eurodollar Loans shall be based on a 360-day year and paid for the actual number of days elapsed. All other computations of interest, Letter of Credit Fees, or other fees shall be based on a 365-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension; provided that any Interest Period for any
                                    -------- ----
Eurodollar Loan which ends on a day that is not a Business Day shall be deemed to end on the next preceding Business Day.

     (S)4.4.  Capital Adequacy.  If any present or future law, governmental
              ------- --------
rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Bank or the Agent or any corporation controlling such Bank or the Agent and such Bank or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of such Bank's or the Agent's Loans, Letter of Credit Participations or Letters of Credit, or commitment with respect thereto, then such Bank or the Agent may notify the Borrowers of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate (if relating to Base Rate Loans), the Borrowers and such Bank or (as the case may
be) the Agent shall thereafter attempt to negotiate in good faith, within thirty
(30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate such Bank or the Agent in light of these circumstances. If the Borrowers and such Bank or the Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's or the Agent's reasonable determination, provide adequate compensation. Each Bank and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

     (S)4.5.  Certificate.  A certificate setting forth any additional amounts
              -----------
payable pursuant to (S)4.4 and a reasonable explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

     (S)4.6.  Interest on Overdue Amounts.  Overdue principal and (to the extent
              -------- -- ------- -------
permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Base Rate plus 4% until such amount shall be paid in full (after as well as before
     ----
judgment).

     (S)4.7.  Interest Limitation.  Notwithstanding any other term of this
              -------- ----------
Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under any Note by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any person liable therefor such lawful maximum, and any term of this Agreement, the Notes, the Letter of Credit Applications, or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

     (S)4.8.  Eurodollar Indemnity.  The Borrowers agree to indemnify the Banks
              ---------- ---------
and the Agent and to hold them harmless from and against any loss, cost or expenses (including loss of anticipated profits) that the Banks and the Agent may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by any Bank or the Agent to lenders of funds obtained by it in order to maintain its Eurodollar Loans, or (b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) notice pursuant to (S)2.5 or (S)2.6, the making of any payment of a Eurodollar Loan or the making of any conversion of any such Eurodollar Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by any Bank to lenders of funds obtained by it in order to maintain any such Loans.

     (S)4.9.  Illegality; Inability to Determine Eurodollar Rate.
              ----------  --------- -- --------- ---------- ----
Notwithstanding any other provision of this Agreement, if (a) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to the Banks or the Agent shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for any Bank or the Agent to perform its obligations in respect of any Eurodollar Loans, or (b) if the Banks or the Agent shall reasonably determine with respect to Eurodollar Loans that (i) by reason of circumstances affecting any Eurodollar interbank market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to the Banks or the Agent in any Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost to the Banks or the Agent of obtaining or maintaining the applicable Eurodollar Loans during any Interest Period, then the Banks or the Agent shall promptly give telephonic, telex or cable notice of such determination to the Borrowers (which notice shall be conclusive and binding upon the Borrowers). Upon such notification by the Banks or the Agent, the obligation of the Banks or the Agent to make Eurodollar Loans shall be suspended until the Banks or the Agent determine that such circumstances no longer exist, and the outstanding Eurodollar Loans shall continue to bear interest at the applicable rate based on the Eurodollar Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Loans in loans equal principal amounts.

     (S)4.10.  Additional Costs, Etc.  If any present or future applicable law,
               ---------- -----  ---
which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall impose on any Bank any tax, levy, impost, duty, charge fees, deduction or withholdings of any nature or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, the Letters of Credit or any class of loans or commitments or letters of credit of which any of the Loans, the Commitment or the Letters of Credit forms a part, and the result of any of the foregoing is:

               (i) to increase the cost to such Bank of making, funding, issuing, renewing, extending or maintaining the Loans, such Bank's Commitment, or the Letters of Credit; or

               (ii) to reduce the amount of principal, interest or other amount payable to such Bank hereunder on account of such Bank's Commitment, the Loans, drawings under the Letters of Credit, or

               (iii) to require such Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Bank at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank such additional amounts as will be sufficient to compensate such Bank for such additional cost, reduction, payment or foregone interest or other sum (after such Bank shall have allocated the same fairly and equitably among all customers of any class generally affected thereby).

     (S)4.11.  Concerning Joint and Several Liability of the Borrowers.
               ---------- ----- --- ------- --------- -- --- ---------

          (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Banks under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

          (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this (S)4.11), it being the intention of the parties hereto that all the Obligations shall be the joint and several Obligations of each of the Borrowers without preferences or distinction among them.

          (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

          (d) The Obligations of each of the Borrowers under the provisions of this (S)4.11 constitute full recourse Obligations of each of the Borrowers enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

          (e) Except as otherwise expressly provided in this Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under this Agreement, notice of any action at any time taken or omitted by the Banks under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Banks at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Banks in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Banks with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this (S)4.11, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this (S)4.11, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this (S)4.11 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this (S)4.11 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to any of the Borrowers or the Banks. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers or the Banks.

          (f) The provisions of this (S)4.11 are made for the benefit of the Banks and their successors and assigns, and may be enforced in good faith by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Banks first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this (S)4.11 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this (S)4.11 will forthwith be reinstated in effect, as though such payment had not been made.

     (S)4.12.  New Borrowers.  Any newly-created Subsidiaries shall become
               --- ---------
Borrowers hereunder by signing Notes, entering into an amendment to this Agreement with the other parties hereto providing that such Subsidiary shall become a Borrower hereunder, and providing such other documentation as the Banks may reasonably request including, without limitation, documentation with respect to conditions noted in (S)9 hereof. In such event, the Agent is hereby authorized by the parties to amend Schedule 1 hereto to include such Subsidiary
                                   ----------
as a Borrower hereunder.

     (S)5.  REPRESENTATIONS AND WARRANTIES.  The Borrowers and the
            --------------- --- ----------
Guarantor jointly and severally represent and warrant to the Banks that on and as of the date of this Agreement:

     (S)5.1.  Corporate Authority.
              --------- ---------

          (a) Incorporation; Good Standing.  Each of the Borrowers and the
              -------------  ---- --------
     Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of such Borrower or the Guarantor.

          (b) Authorization.  The execution, delivery and performance of its
              -------------
     Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate authority of each of the Borrowers and the Guarantor,
     (ii) have been duly authorized by all necessary corporate proceedings,
     (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers or the Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers or the Guarantor so as to materially adversely affect the assets, business or any activity of the Borrowers or the Guarantor, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrowers or the Guarantor or any agreement or other instrument binding upon the Borrowers or the Guarantor.

          (c) Enforceability.  The execution, delivery and performance of the
              --------------
     Loan Documents will result in valid and legally binding obligations of the Borrowers and the Guarantor enforceable against each in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     (S)5.2.  Governmental Approvals.  The execution, delivery and
              ------------ ---------
performance by the Borrowers and the Guarantor of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

     (S)5.3.  Title to Properties; Leases.  The Borrowers and the Guarantor
              ----- -- ----------  ------
own all of the assets reflected in the consolidated balance sheets as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, capitalized leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     (S)5.4.  Financial Statements; Solvency.
              --------- ----------  --------

          (a) There has been furnished to the Banks consolidated balance sheets of the Borrowers and the Guarantor dated the Balance Sheet Date and consolidated statements of operations for the fiscal years then ended.
     Said balance sheets and statements of operations have been prepared in accordance with GAAP, fairly present the financial condition of the Borrowers and the Guarantor, on a consolidated basis, as at the close of business on the date thereof and the results of operations for the period then ended. There are no contingent liabilities of the Borrowers or the Guarantor as of such date involving material amounts, known to the officers of the Borrowers or the Guarantor which have not been disclosed in said balance sheets and the related notes thereto, as the case may be.

          (b) The Borrowers and the Guarantor (both before and after giving effect to the transactions contemplated by this Agreement) are solvent (i.e., they have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured) and have, and expect to have, the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

     (S)5.5.  No Material Changes, Etc.  Since the Balance Sheet Date,
              -- -------- -------  ---
there have occurred no material adverse changes in the financial condition or business of the Borrowers or the Guarantor as shown on or reflected in the consolidated balance sheet of the Borrowers and the Guarantor as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended other than changes in the ordinary course of business which have not had any material adverse effect either individually or in the aggregate on the business or financial condition of the Parent, the Borrowers or the Guarantor. Since the Balance Sheet Date, there has not been any Distribution.

     (S)5.6.  Franchises, Patents, Copyrights, Etc.  Each of the Borrowers
              ----------  -------  ----------  ---
and the Guarantor possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

     (S)5.7.  Litigation.  Except as shown on or reflected in the financial
              ----------
statements of the Borrowers and the Guarantor provided to the Banks pursuant to
(S)5.4(a) hereof and in the financial statements, reports, and other information provided to the Banks pursuant to (S)6.4 hereof, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any Borrower or the Guarantor before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrowers and the Guarantor, considered as a whole, or materially impair the right of the Borrowers and the Guarantor, considered as a whole, to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet or which question the validity of any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     (S)5.8.  No Materially Adverse Contracts, Etc.  None of the Borrowers
              -- ---------- ------- ---------  ---
nor the Guarantor is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrowers' or the Guarantor's officers has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers and the Guarantor as a whole. None of the Borrowers nor the Guarantor is a party to any contract or agreement which in the judgment of the Borrowers' or the Guarantor's officers has or is expected to have any materially adverse effect on the business of the Borrowers and the Guarantor as a whole, except as otherwise reflected in adequate reserves.

     (S)5.9.  Compliance With Other Instruments, Laws, Etc.  None of the
              ---------- ---- ----- -----------  ----  ---
Borrowers nor the Guarantor is violating any provision of its charter documents or by-laws or any agreement or instrument by which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of any of the Borrowers or the Guarantor.

     (S)5.10.  Tax Status.  The Borrowers and the Guarantor have made or
               --- ------
filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them are subject (unless and only to the extent that any Borrower or the Guarantor has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes); and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers and the Guarantor know of no basis for any such claim.

     (S)5.11.  No Event of Default.  No Default or Event of Default has
               -- ----- -- -------
occurred and is continuing as of the date of this Agreement.

     (S)5.12.  Holding Company and Investment Company Acts.  None of the
               ------- ------- --- ---------- ------- ----
Borrowers nor the Guarantor is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     (S)5.13.  Absence of Financing Statements, Etc.  Except as
               ------- -- --------- ----------  ---
contemplated by (S)7.2 of this Agreement, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or the Guarantor or rights thereunder.

     (S)5.14.  Employee Benefit Plans.
               -------- ------- -----

          (a) In General.  Except as shown on or reflected in the financial
              -- -------
     statements of the Borrowers and the Guarantor provided to the Banks pursuant to (S)5.4(a) hereof and in the financial statements, reports, and other information provided to the Banks pursuant to (S)6.4 hereof, each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

          (b) Terminability of Welfare Plans.  Under each Employee Benefit Plan
              ------------- -- ------- -----
     which is an employee welfare benefit plan within the meaning of (S)3(1) or
     (S)3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, part 6 of ERISA.) Each Borrower or the Guarantor or ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower or the Guarantor or ERISA Affiliate without liability to any Person.

          (c) Guaranteed Pension Plans.  None of the Borrowers nor the Guarantor
              ---------- ------- -----
     is a sponsor of, or contributor to, a Guaranteed Pension Plan.

          (d) Multiemployer Plans.  No Borrower, nor the Guarantor, nor any
              ------------- -----
     ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under (S)4201 of ERISA or as a result of a sale of assets described in (S)4204 of ERISA. No Borrower, nor the Guarantor nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or is insolvent under and within the meaning of (S)4241 or (S)4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under (S)4041A of ERISA.

     (S)5.15.  Use of Proceeds.  The proceeds of the Loans shall be used
               --- -- --------
for general corporate purposes. No proceeds of the Loans shall be used in any way that will violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     (S)5.16.  Environmental Compliance.  The Borrowers and the Guarantor
               ------------- ----------
have taken all necessary steps to investigate the past and present condition and usage of the Real Properties and the operations conducted thereon and, based upon such diligent investigation, have determined that, except as shown on or reflected in the financial statements of the Borrowers and the Guarantor provided to the Banks pursuant to (S)5.4(a) hereof and in the financial statements, reports, and other information provided to the Banks pursuant to
(S)6.4 hereof:

          (a) None of the Borrowers nor the Guarantor, nor any operator of their properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (the "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrowers and the Guarantor on a consolidated basis.

          (b) None of the Borrowers nor the Guarantor has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. (S)6903(5), any hazardous substances as defined by 42 U.S.C. (S)9601(14), any pollutant or contaminant as defined by 42 U.S.C. (S)9601(33) and any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or the Guarantor conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

          (c) (i) No portion of the Real Property has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Borrowers or the Guarantor, or operators of the Real Property, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property, which Releases would have a material adverse effect on the value of such properties; (iv) to the best of the Borrowers' and the Guarantor's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Real Property which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, such properties; and (v) in addition, any Hazardous Substances that have been generated on the Real Property have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' and the Guarantor's knowledge, operating in compliance with such permits and applicable Environmental Laws.

          (d) The Borrowers and the Guarantor further represent that they have provided to, or for examination by, the Banks or their environmental engineer, true and complete copies of all material documents, reports, site assessments, data, communication and other materials in any of their possession or to which they have access, which contain information with respect to material environmental liabilities of the Borrowers and the Guarantor related to compliance with Environmental Laws or conditions at the Real Property located at Hill Avenue, Braintree, Massachusetts; 1910 Russell Street, Baltimore, Maryland; 11800 South Stony Island Avenue, Chicago, Illinois; 2900 Broadway, Cleveland, Ohio; 10 Mercer Road, Natick, Massachusetts; 51 Broderick Road, Bristol, Connecticut, and 4879 Spring Grove Avenue, Cincinnati, Ohio. With respect to all other Real Property, the Borrowers and the Guarantor have disclosed all material environmental liabilities at such Real Property in the financial statements provided to the Banks pursuant to (S)5.4(a) hereof and in the financial statements, reports, and other information provided to the Banks pursuant to (S)6.4 hereof.

          (e) None of the Real Property is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

     (S)5.17.  Perfection of Security Interests.  All filings, assignments,
               ---------- -- -------- --------
pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary under applicable law, or reasonably requested by the Agent or any of the Banks, to establish and perfect the Agent's security interests in the Collateral as described in the Security Documents.
The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses, except for Permitted Liens. The Borrowers and the Guarantor are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

     (S)5.18.  Certain Transactions.  Except for arm's length transactions
               ------- ------------
pursuant to which the Borrowers and the Guarantor make payments in the ordinary course of business upon terms no less favorable than the Borrowers and the Guarantor could obtain from third parties, none of the officers, directors, or employees of the Borrowers or the Guarantor are presently a party to any transaction with the Borrowers or the Guarantor (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers or the Guarantor, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     (S)5.19.  Subsidiaries.  Schedule 1 sets forth a complete and accurate
               ------------   -------- -
list of the Subsidiaries, including the name of each Subsidiary and its jurisdiction of incorporation, together with the number of authorized and outstanding shares of each Subsidiary. Each Subsidiary is wholly owned by the Parent, except that one percent of the outstanding capital stock of Clean Harbors Technology Corporation is owned by an employee thereof. The Parent has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any lien. All such shares have been duly issued and are fully paid and non-assessable.

     (S)5.20.  Capitalization.
               --------------

          (a) Capital Stock.  As of the Closing Date, the authorized capital
              ------- -----
stock of the Parent consists of 20,000,000 shares of Common stock (par value $0.01 per share) of which 9,431,292 were outstanding as of June 30, 1994 and 2,000,000 shares of preferred stock (par value $0.01 per share) of which 112,000 shares of Series B Convertible Preferred Stock are outstanding as of the Closing Date. In addition, as of June 30, 1994, the Board of Directors of the Parent had duly reserved (i) 1,237,295 shares of Common Stock for issuance pursuant to options under the Parent's Stock Option and Equity Incentive Plans, (ii) 908,393 shares of Common Stock for issuance upon the exercise of the options, warrants, and other contractual obligations described in Schedule 5.20(a) hereto, and
                                               -------- -------
(iii) up to 450,000 shares of common stock for issuance upon conversion of, or as a dividend upon, the Series B Convertible Preferred Stock. No shareholder of the Parent or any other Person is entitled to preemptive or similar rights with respect to shares of Common Stock which are issuable upon exercise of any warrants granted to any of the Banks, and the shares of

Common Stock to be delivered by the Parent in connection with such exercise shall be validly issued, fully paid and non-assessable shares.

          (b) Options, Etc.  Except as described in (S)5.20(a) above, no Person
              -------  ---                             -------
has outstanding any rights (either pre-emptive or other) or options (except for the options for common stock issued to management employees, in accordance with a bona fide option plan approved by the Board of Directors of the Parent) to subscribe for or purchase from the Parent, or any warrants or other agreements providing for or requiring the issuance by the Parent of, any capital stock or any securities convertible into or exchangeable for its capital stock.

     (S)5.21.  True Copies of Charter and Other Documents.  The Borrowers
               ---- ------ -- ------- --- ----- ---------
and the Guarantor have furnished the Banks copies, in each case true and complete as of the Closing Date, of (a) all charter and other incorporation documents (together with any amendments thereto) and (b) by-laws (together with any amendments thereto).

     (S)5.22.  Disclosure.  No representation or warranty made by the
               ----------
Borrowers or the Guarantor in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Banks by or on behalf of or at the request of the Borrowers or the Guarantor in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

     (S)5.23.  Deposit Accounts.  Other than the accounts maintained at the
               ------- -------
Agent's Head Office subject to the Lockbox Agreement (the "Depository Accounts"), the Borrowers and the Guarantor maintain the deposit accounts listed on Schedule 5.23 hereto and no other deposit accounts. The aggregate amount of
   -------- ----
collected funds held in each such deposit account at the close of any Business Day shall not exceed the amount specified for such account on Schedule 5.23; any
                                                              -------- ----
amounts in excess of the amounts specified in Schedule 5.23 shall be immediately
                                              -------- ----
transferred to the Depository Accounts.

     (S)6.   AFFIRMATIVE COVENANTS OF THE BORROWERS AND THE GUARANTOR.  The
             ----------- --------- -- --- --------- --- --- ---------
Borrowers and the Guarantor jointly and severally covenant and agree that, so long as any Loan, any Note, or any Letter of Credit is outstanding or the Banks or the Agent have any obligation to make Loans or issue Letters of Credit hereunder:

     (S)6.1.  Punctual Payment.  The Borrowers will duly and punctually pay
              -------- -------
or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

     (S)6.2.  Maintenance of Office.  The Borrowers and the Guarantor will
              ----------- -- ------
maintain their chief executive offices at 1200 Crown Colony Drive, Quincy, Massachusetts 02269 or at such other place in the United States of America as the Borrowers or the Guarantor shall designate upon 30 days prior written notice to the Agent.

     (S)6.3.  Records and Accounts.  Each of the Borrowers and the
              ------- --- --------
Guarantor will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

     (S)6.4.  Financial Statements, Certificates and Information.  The
              --------- ----------  ------------ --- -----------
Borrowers will deliver to the Banks:

          (a) as soon as practicable, but, in any event not later than 90 days after the end of each fiscal year of the Borrowers and the Guarantor, the consolidated and consolidating balance sheets of Borrowers and the Guarantor as at the end of such year, statements of cash flows, and the related consolidated and consolidating statements of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated and consolidating financial statements to be in reasonable detail, prepared, in accordance with GAAP and, with respect to the consolidated financial statements, certified by Coopers & Lybrand or by other independent auditors, selected by the Parent and satisfactory to the Banks (the "Accountants"). In addition, simultaneously therewith, the Borrowers and the Guarantor shall use their best efforts to provide the Banks with a written statement from such Accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided, that such Accountants shall not be liable to the Bank for failure
     --------
     to obtain knowledge of any Default or Event of Default;

          (b) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrowers and the Guarantor, copies of the consolidated and consolidating balance sheets and statement of operations as at the end of such quarter, subject to year end adjustments, and the related statement of cash flows, all in reasonable detail and prepared in accordance with GAAP with a certification by the principal financial or accounting officer of the Borrowers and the Guarantor (the "CFO") that the consolidated financial statements are prepared in accordance with GAAP and fairly present the consolidated financial condition of the Borrowers and the Guarantor as at the close of business on the date thereof and the results of operations for the period then ended;

          (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a statement in the form of Exhibit D
                                                                  ------- -
     hereto (the "Compliance Certificate") certified by the CFO that the Borrowers and the Guarantor are in compliance with the covenants contained in (S)(S)6, 7 and 8 hereof as of the end of the applicable period setting forth in reasonable detail computations evidencing such compliance, provided that if the Borrowers and the Guarantor shall at the time of
     --------
     issuance of such certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrowers and the Guarantor shall include in such certificate or otherwise deliver forthwith to the Banks a certificate specifying the nature and period of existence thereof and what action the Borrowers and the Guarantor propose to take with respect thereto;

          (d) (i) not later than 30 days after the end of each month, copies of the consolidated balance sheet and statement of operations as at the end of such month, each in reasonable detail and prepared in accordance with GAAP, and (ii) not later than 15 days after the end of each month, a certificate in the form of Exhibit E hereto (the "Borrowing Base Report"), setting
                    ------- -
     forth the Borrowing Base as at the end of such month with supporting schedules, and an Accounts Receivable aging, all certified by the CFO;

          (e) contemporaneously with or promptly following the delivery thereof to the board of directors of the Parent, copies of the financial information concerning the Parent in substantially the same form in which such information is supplied to the board of directors of the Parent;

          (f) contemporaneously with, or promptly following, the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Parent or any of the Borrowers or the Guarantor; and

          (g) from time to time such other financial data and other information (including accountants' management letters and more frequent accounts receivable reports and Borrowing Base Reports) as the Banks may reasonably request.

          The Borrowers and the Guarantor hereby authorize the Banks to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; provided, however,
                                                           --------  -------
that the Banks shall, to the extent practicable and allowable under law, notify the Borrowers and the Guarantor within a reasonable period prior to the time any such disclosure is made; and provided further, this authorization shall not be
                             -------- -------
deemed to be a waiver of any rights to object to the disclosure by the Banks of any such information which any Borrower or the Guarantor has or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time.

     (S)6.5.  Corporate Existence and Conduct of Business.  Except where
              --------- --------- --- ------- -- --------
the failure of a Borrower or the Guarantor to remain so qualified would not materially adversely impair the financial condition of the Borrowers and the Guarantor on a consolidated basis, each Borrower and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights and franchises; effect and maintain its foreign qualifications, licensing, domestication or authorization except as terminated by its Board of Directors in the exercise of its reasonable judgment; use its best efforts to comply with all applicable laws; and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would materially adversely impair the financial condition of the Borrowers and the Guarantor, on a consolidated basis. Each Borrower and the Guarantor will continue to engage primarily in the businesses now conducted by it and in related businesses.

     (S)6.6.  Maintenance of Properties.  The Borrowers and the Guarantor
              ----------- -- ----------
will cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers and the Guarantor may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this
                                       --------  -------
section shall prevent any Borrower or the Guarantor from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Borrower or the Guarantor, desirable in the conduct of its or their business and which does not in the aggregate materially adversely affect the business of the Borrowers and the Guarantor on a consolidated basis.

     (S)6.7.  Insurance.  The Borrowers and the Guarantor will maintain
              ---------
with financially sound and reputable insurance companies, funds or underwriters' insurance of the kinds, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrowers and the Guarantor, including, to the extent it is commercially available, environmental impairment insurance policies in amounts not less than the existing coverage policies maintained by the Borrowers and the Guarantor, copies of which have been provided to the Banks. In addition, the Borrowers and the Guarantor will furnish from time to time, upon the Banks' request, a summary of the insurance coverage of each of the Borrowers and the Guarantor, which summary shall be in form and substance satisfactory to the Banks and, if requested by the Banks, will furnish to the Banks copies of the applicable policies.

     (S)6.8.  Taxes.  The Borrowers and the Guarantor will each duly pay
              -----
and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions which in the aggregate are not material to the business or assets of any Borrower or the Guarantor on an individual basis or of the Borrowers and the Guarantor on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; provided,
                                                                      --------
however, that any such tax, assessment, charge, levy or claim need not be paid
- - -------
if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or the Guarantor shall have set aside on its books adequate reserves with respect thereto; and provided,
                                                               --------
further, that such Borrower or the Guarantor will pay all such taxes,
- - -------
assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

     (S)6.9.  Inspection of Properties, Books, and Contracts.  The
              ---------- -- ----------  -----  --- ---------
Borrowers and the Guarantor shall permit the Banks, the Agent or any of their designated representatives, upon reasonable notice, to visit and inspect any of the properties of the Borrowers or the Guarantor, to examine the books of account of the Borrowers and the Guarantor (including the making of periodic accounts receivable reviews), or contracts (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers and the Guarantor with, and to be advised as to the same by, their officers, all at such times and intervals as the Banks may reasonably request.

     (S)6.10.  Compliance with Laws, Contracts, Licenses and Permits;
               ---------- ---- ----  ---------  -------- --- -------
Maintenance of Material Licenses and Permits.  Each Borrower and the Guarantor
- - ----------- -- -------- -------- --- -------
will (i) comply with the provisions of its charter documents and by-laws and all agreements and instruments by which it or any of its properties may be bound; and (ii) comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including, without limitation, all environmental permits hereto ("Applicable Laws"), except where noncompliance with such Applicable Laws would not have a material adverse effect in the aggregate on the consolidated financial condition, properties or businesses of the Borrowers and the Guarantor. If at any time while the Notes, or any Loan or Letter of Credit is outstanding or the Banks or the Agent has any obligation to make Loans or issue Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Borrower or the Guarantor may fulfill any of its obligations hereunder, such Borrower or the Guarantor will immediately take or cause to be taken all reasonable steps within the power of such Borrower or the Guarantor to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

     (S)6.11.  Environmental Indemnification.  The Borrowers and the
               ------------- ---------------
Guarantor covenant and agree that they will indemnify and hold the Banks harmless from and against any and all claims, expense, damage, loss or liability incurred by the Banks (including all costs of legal representation incurred by the Banks) relating to (a) any Release or threatened Release of Hazardous Substances on the Real Property; (b) any violation of any Environmental Laws with respect to conditions at the Real Property or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which the Borrowers, the Guarantor or their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances. It is expressly acknowledged by the Borrowers and the Guarantor that this covenant of indemnification shall survive any foreclosure or any modification, release or discharge of any or all of the Security Documents or the payment of the Loans and shall inure to the benefit of the Banks, their successors and assigns.

     (S)6.12.  Further Assurances.  The Borrowers and the Guarantor will
               ------- ----------
cooperate with the Banks and execute such further instruments and documents as the Banks shall reasonably request to carry out to the Banks' satisfaction the transactions contemplated by this Agreement, including granting mortgages on Real Property at the Banks' request.

     (S)6.13.  Notice of Potential Claims or Litigation.  The Borrowers and
               ------ -- --------- ------ -- ----------
the Guarantor shall deliver to the Banks, within 30 days of receipt thereof, written notice of the initiation of any action, claim, complaint, or any other notice of dispute or potential litigation (including without limitation any alleged violation of any Environmental Law), wherein the potential liability is in excess of $500,000, together with a copy of each such notice received by any Borrower or the Guarantor.

     (S)6.14.  Notice of Certain Events Concerning Insurance and
               ------ -- ------- ------ ---------- --------- ---
Environmental Claims.
- - ------------- ------

          (a) The Borrowers and the Guarantor will provide the Banks with written notice as to any cancellation or material change in any insurance of any of the Borrowers or the Guarantor within ten (10) Business Days after such Borrower's or the Guarantor's receipt of any notice (whether formal or informal) of such cancellation or change by any of its insurers.

          (b) The Borrowers and the Guarantor will promptly notify the Banks in writing of any of the following events:

               (i) upon any Borrower's or the Guarantor's obtaining knowledge of any violation of any Environmental Law regarding the Real Property or any Borrower's or the Guarantor's operations which violation could have a material adverse effect on the Real Property or on any Borrower's or the Guarantor's operations; (ii) upon any Borrower's or the Guarantor's obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into the Real Property which it reports in writing or which it is required to report in writing to any governmental authority and which is material in amount or nature or which could materially affect the value of the Real Property; (iii) upon any Borrower's or the Guarantor's receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) any Borrower's, the Guarantor's or any Person's operation of the Real Property, (B) contamination on, from or into the Real Property, or
     (C) investigation or remediation of offsite locations at which any Borrower, the Guarantor or any of their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances; (iv) upon any Borrower's or the Guarantor's obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which any Borrower or the Guarantor may be liable or for which a lien may be imposed on the Real Property; or (v) any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

     (S)6.15.  Response Actions.  The Borrowers covenant and agree that if
               -------- -------
any Release or Disposal of Hazardous Substances shall occur or shall have occurred on the Real Property, the Borrowers will cause the prompt containment and removal of such Hazardous Substances and remediation of the Real Property as necessary to comply with all Environmental Laws or to preserve the value of the Real Property.

     (S)6.16.  Environmental Assessments.  If the Banks in their good faith
               ------------- -----------
judgment, after discussion with the Borrowers, have reason to believe that the value of the Real Property may have declined since the Closing Date or that the environmental condition of the Real Property has deteriorated, after reasonable notice by the Banks, whether or not an Event of Default shall have occurred, the Banks may, from time to time, for the purpose of assessing and ensuring the value of the Real Property, obtain one or more environmental assessments or audits of the Real Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Banks to evaluate or confirm (i) whether any Hazardous Substances are present in the soil or water at the Real Property and (ii) whether the use and operation of the Real Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of the Real Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Banks deem appropriate. All such environmental assessments shall be at the sole cost and expense of the Borrowers.

     (S)6.17.  Notice of Default.  The Borrowers and the Guarantor will
               ------ -- -------
promptly notify the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing indebtednesses in excess of $100,000 as to which any Borrower or the Guarantor is a party or obligor, whether as principal or surety, the Borrowers and the Guarantor shall forthwith give written notice thereof to the Banks, describing the notice of action and the nature of the claimed default.

     (S)6.18.  Mortgage on Chicago Property.  The Borrowers and the
               -------- -- ------- --------
Guarantor will use their best efforts to obtain (a) the consent of the owner of the Real Property leased by Clean Harbors of Chicago, Inc. to the granting of a $15,000,000 leasehold mortgage in favor of the Agent for the benefit of the

Banks and (b) a lender's title insurance policy in the name of the Agent for the benefit of the Banks in the amount of $15,000,000 insuring such mortgage.

     (S)6.19.  Subsidiaries.  The Parent shall at all times own, directly
               ------------
or indirectly one hundred percent (100%) of the issued and outstanding shares of each of its Subsidiaries, except that not more than one percent of the outstanding capital stock of Clean Harbors Technology Corporation may be owned by an employee thereof.

     (S)7.   CERTAIN NEGATIVE COVENANTS OF THE PARENT, AND THE BORROWERS
             ------- -------- --------- -- --- ------  --- --- ---------
AND THE GUARANTOR.  The Borrowers and the Guarantor agree that, so long as any
- - --- --- ---------
Loan, any Note, or any Letter of Credit is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit hereunder:

     (S)7.1.  Restrictions on Indebtedness.  None of the Borrowers nor the
              ------------ -- ------------
Guarantor shall become or be a guarantor or surety of, or otherwise create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Indebtedness, or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any undertaking or Indebtedness of any other Person, or incur any Indebtedness other than:

          (a) Indebtedness to the Banks and the Agent arising under this Agreement or the Loan Documents;

          (b) Indebtedness with respect to the Subordinated Debt (other than the Intercompany Notes) and the Senior Notes, subject to the provisions of
     (S)7.9 hereof;

          (c) Other existing Indebtedness listed on Schedule 7.1(c) hereto, on
                                                    -------- ------
     the terms and conditions in effect as of the date hereof, together with any renewals, extensions or refinancings thereof on terms which are not materially different than, and in amounts not greater than, those in effect as of the date hereof; provided that no such Indebtedness may be prepaid
                            -------- ----
     without prior written consent of the Banks;

          (d) Current liabilities incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (e) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of (S)6.8 and Indebtedness of the Borrowers or the Guarantor secured by liens of carriers, warehousemen, mechanics and materialmen permitted by (S)7.2;

          (f) Indebtedness in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which any Borrower or the Guarantor shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which the Borrowers or the Guarantor have maintained adequate reserves;

          (g) incurrence by any Borrower or the Guarantor of guaranty, suretyship or indemnification obligations in connection with such Borrower's or the Guarantor's performance of services for its respective customers in the ordinary course of its business;

          (h) Other Indebtedness of the Borrowers and the Guarantor incurred through the borrowing of money or the obtaining of credit, jointly not to exceed an aggregate amount of $2,000,000 outstanding at any time;

          (i) Subject to the provisions of (S)7.9 hereof, Indebtedness of the Subsidiaries to Clean Harbors of Cleveland, Inc. pursuant to the Intercompany Notes; provided that upon the incurrence of such Indebtedness,
                         --------
     (x) each of such Subsidiaries shall be solvent (i.e., having assets having a fair value in excess of the amount required to pay the probable liabilities on their existing debts as they become absolute and matured), and (y) the total Indebtedness to Clean Harbors of Cleveland, Inc. of any Subsidiary shall be less than or equal to the outstanding accounts receivable of such Subsidiary; and provided further that such Intercompany
                                        -------- -------
     Notes have been delivered to the Agent for the benefit of the Banks as Collateral;

          (j) Indebtedness with respect to the PHH Leases, provided that the
                                                           -------- ----
     total liabilities which the Borrowers would incur if (i) all such leases were cancelled at any time, and (ii) the resale proceeds of vehicles leased under the PHH Leases at such time was zero, do not exceed $16,000,000 in the aggregate any time; and

          (k) Indebtedness with respect to the Senior Subordinated Notes for a period not to exceed thirty (30) days following the Closing Date.

     (S)7.2.  Restrictions on Liens.  None of the Borrowers nor the
              ------------ -- -----
Guarantor will create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except as follows (the
                                                        ------
"Permitted Liens"):

          (a) Liens securing Indebtedness permitted under (S)7.1(h) incurred in connection with the lease or acquisition of property or fixed assets useful or intended to be used in carrying on the business of the Borrowers or the Guarantor, provided that such Liens shall encumber only the property or
                -------- ----
     assets so acquired and shall not exceed the fair market value thereof;

          (b) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

          (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

          (d) Liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by (S)7.1(f);

          (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

          (f) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Borrower or the Guarantor is a party, and other minor liens or encumbrances none of which in the opinion of the respective Borrower or Guarantor interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower or Guarantor, which defects do not individually or in the aggregate have a material adverse effect on the business of such Borrower or Guarantor individually or of the Borrowers and the Guarantor on a consolidated basis;

          (g) Liens existing as of the date hereof and listed on Schedule 7.2(g)
                                                                 -------- ------
     on the terms and conditions in effect as of the date hereof; and

          (h) Liens in favor of the Agent for the benefit of the Banks under the Security Documents.

     (S)7.3.  Restrictions on Investments.  None of the Borrowers nor the
              ------------ -- -----------
Guarantor shall make or permit to exist or to remain outstanding any Investment other than:

          (a) Investments in obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America that are due and payable within one year from the date of acquisition;

          (b) certificates of deposit, time deposits or repurchase agreements which are fully insured or are issued by commercial banks organized under the laws of the United States of America or any state thereof and having a combined capital, surplus, and undivided profits of not less than $100,000,000;

          (c) commercial paper, maturing not more than nine months from the date of issue, provided that, at the time of purchase, such commercial paper is
               --------
     not rated lower than "P-1" by Moody's Investors Service, Inc., or "A-1" by Standard & Poor's Corporation;

          (d) Investments in money market accounts or funds substantially all of the assets of which consist of cash or securities of the types described in clauses (a) through (c) above;

          (e) Investments by the Parent in any other Person which is a Borrower or the Guarantor;

          (f) Investments in debt securities issued or directly and fully guaranteed by any state of the United States or the District of Columbia or a municipality thereof maturing not more than 18 months from the date of acquistion thereof and rated at least A3 by Moody's Investors Service, Inc.; and

          (g) Other Investments by the Parent in an aggregate amount outstanding not exceeding $10,000,000 at any time.


     (S)7.4.  Mergers, Consolidations, Sales.  None of the Borrowers nor
              -------  --------------  -----
the Guarantor shall be a party to any merger, consolidation or exchange of stock, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person except a merger or consolidation where the Parent is the surviving corporation and the transaction will not otherwise create any Event of Default hereunder (provided, however, that none of the following Subsidiaries may be merged into or with the Parent: Clean Harbors of Braintree, Inc., Clean Harbors of Cleveland, Inc., Clean Harbors of Natick, Inc., Clean Harbors of Chicago, Inc., Clean Harbors of Connecticut, Inc., Clean Harbors of Baltimore, Inc., and Spring Grove Resource Recovery, Inc. or any other present or future Subsidiary that is a holder of a permit to treat, store, or dispose of Hazardous Substances pursuant to the federal Resource Conservation and Recovery Act or any analogous state law), or sell, transfer, convey or lease any assets or group of assets (except sales of equipment in the ordinary course of business) or sell or assign, with or without recourse, any receivables; provided that Clean Harbors
                                                   --------
of Cleveland, Inc. may sell any account receivable contributed to it by the Parent to the Subsidiary that generated such receivable (the "Permitted Dispositions"). Notwithstanding the foregoing, if the Borrowers or the Guarantor shall sell any assets or any group of assets (except sales of equipments in the ordinary course of business), the proceeds of such sale shall be used to repay the outstanding Loans hereunder, or, if no Loans are outstanding, such proceeds in an amount equal to the Maximum Drawing Amount of the then outstanding Letters of Credit shall be deposited with the Agent as cash collateral for the Reimbursement Obligations with respect to such Letters of Credit.

     (S)7.5.  Sale and Leaseback.  None of the Borrowers nor the Guarantor
              ---- --- ---------
shall enter into any arrangement, directly or indirectly, whereby any Borrower or the Guarantor shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property which such Borrower or the Guarantor intends to use for substantially the same purpose as the property being sold or transferred.

     (S)7.6.  Restricted Distributions and Redemptions.  None of the
              ---------- ------------- --- -----------
Borrowers nor the Guarantor will declare or pay any Distributions other than (a) Distributions payable solely in common stock of the Borrowers or the Guarantor,
(b) cash dividends in an amount not to exceed an aggregate amount of $450,000 per year on the outstanding Series B Convertible Preferred Stock of the Parent, (c) Distributions by any Subsidiary of such Subsidiary's accounts receivable to the Parent, and (d) Distributions from Clean Harbors of Cleveland, Inc. to the Parent in an amount equal to the payments received by Clean Harbors of Cleveland, Inc. from the Subsidiaries or the Guarantor on the Intercompany Notes, provided that following any such Distribution the Borrower or the
       --------
Guarantor making such Distribution shall be solvent. In addition, the Borrowers and the Guarantor shall not redeem, convert, retire or otherwise acquire shares of any class of capital stock of the Borrowers or the Guarantor in aggregate amount in excess of $100,000 in any year. The Borrowers and the Guarantor shall not effect or permit any change in or amendment to any document or instrument pertaining to the terms of the Borrowers' or the Guarantor's capital stock.

     (S)7.7.  Capital Expenditures.  The Borrowers and the Guarantor shall
              ------- ------------
not make or commit to make any Capital Expenditures in excess of two (2) times the aggregate of all depreciation expense, determined on a consolidated basis in accordance with GAAP, in any fiscal year.

     (S)7.8.  Employee Benefit Plans.  None of the Borrowers nor the
              -------- ------- --------
Guarantor nor any ERISA Affiliate will:

          (a) engage in any "prohibited transaction" within the meaning of
     (S)406 of ERISA or (S)4975 of the Code which could result in a material liability for any Borrower or the Guarantor; or

          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in (S)302 of ERISA, whether or not such deficiency is or may be waived; or

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Borrower or the Guarantor pursuant to (S)302(f) or (S)4068 of ERISA; or

          (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of (S)4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

     The Borrowers and the Guarantor will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Banks a copy of the most recent actuarial statement required to be submitted under (S)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Banks any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under (S)(S)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under (S)(S)4041A, 4202, 4219, or 4245 of ERISA.

     (S)7.9.  Subordinated Debt and Senior Notes.  Neither the Borrowers
              ------------ ---- --- ------ -----
nor the Guarantor will (a) amend, supplement or otherwise modify the terms of any of the Subordinated Debt, the Senior Notes, the Indenture, or the Subordination Agreements , without the prior written consent of the Banks, (b) make any payment of principal or other amounts owing with respect to the Subordinated Debt or the Senior Notes (other than interest) or prepay, redeem, repurchase, or defease any of the Subordinated Debt or the Senior Notes, or (c) so long as any Default or Event of Default exists hereunder or would be created by the making of such payment, pay any interest on the Subordinated Debt. Notwithstanding anything herein to the contrary, the Borrowers may make scheduled payments of principal with respect to the Subordinated Debt as set forth on Schedule 7.9, provided that no Default or Event of Default shall exist
         -------- ---  --------
or be created by the making of such payments of principal.

     (S)7.10. Restriction on Certain Operating Leases.  The Borrowers and
              ----------- -- ------- --------- ------
the Guarantor will not enter into any operating leases after the date hereof which obligate the lessee to pay an amount in excess of 10% of the original cost of the equipment leased in the event the lease is terminated by the lessee, unless the original cost of the equipment to be leased is deemed Indebtedness and is permitted by (S) 7.1 hereof, including clause (h) thereof.

     (S)7.11  Put or Pay Contracts.  None of the Borrowers shall enter into
              --- -- --- ---------
any contract or arrangement containing any "put or pay" or similar provisions.

     (S)8.  FINANCIAL COVENANTS OF THE BORROWERS.  The Borrowers and the
            --------- --------- -- --- ---------
Guarantor agree that, so long as any Loan, any Note, or any Letter of Credit is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit hereunder:

     (S)8.1.  Ratio of Accounts Receivable to Current Liabilities.  The
              ----- -- -------- ---------- -- ------- -----------
ratio of accounts receivable (as reflected on the consolidated balance sheets required pursuant to (S)6.4 hereof) to Consolidated Current Liabilities shall not be less than 1.2:1 at any time.

     (S)8.2.  Leverage Ratios.
              -------- ------

          (a) The ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth shall not at any time exceed the stated ratio for the respective periods set forth below:

          Period                              Ratio
          ------                              -----
          Closing Date through 12/30/95       5:1

          Thereafter                          4.25:1

provided that this (S)8.2(a) shall not be effective until the earlier to occur
- - -------- ----
of (i) thirty days following the Closing Date, or (ii) retirement of the Indebtedness owing under the Senior Subordinated Notes.

          (b) As at the end of any quarter commencing with the fiscal quarter ending September 30, 1994, the ratio of (i) Indebtedness of the Borrowers and the Guarantor for borrowed money plus (x) the aggregate amount of outstanding
                                 ----
capitalized leases and (y) the liquidation value of the outstanding Series B Preferred Stock of the Parent to (ii) EBITDA for the four fiscal quarters ending on such date shall not at any time exceed the stated ratio for the respective periods set forth below:

          Fiscal Quarters Ending              Ratio
          ----------------------              -----
          Closing Date through 12/30/95       3.75:1

          Thereafter                          3.5:1

     (S)8.3.  Interest Coverage Ratio.  As of the end of any quarter
              -------- -------- -----
commencing with the fiscal quarter ending September 30, 1994, the ratio of EBITA for the four quarters ending on that date to Consolidated Total Interest Expense as at the end of such period shall not be less than the stated ratio for the respective periods set forth below:

          Fiscal Quarters Ending              Ratio
          ----------------------              -----
          Closing Date through 12/30/95       1.75:1

          Thereafter                          2:1

     (S)8.4.  Profitable Operations.  The Borrowers and the Guarantor will
              ---------- ----------
not permit Consolidated Net Income to be less than $0 in any two consecutive quarters.

     (S)8.5.  Debt Service Ratio.  As of the end of any quarter commencing
              ------------------
with the fiscal quarter ending September 30, 1994, the ratio of Consolidated Cash Flow to Consolidated Debt Service for the four quarters ending on that date shall not be less than 1.1:1.

     (S)9.  CLOSING CONDITIONS.
            ------- ----------

     The obligations of the Banks to make the Loans and the Agent to issue Letters of Credit on the Closing Date and otherwise be bound by the terms of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

     (S)9.1.  Corporate Action.  All corporate action necessary for the
              --------- ------
valid execution, delivery and performance by each Borrower and the Guarantor of the Loan Documents shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to the Banks.

     (S)9.2.  Loan Documents, Etc.  Each of the Loan Documents shall have
              ---- ---------  ---
been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Banks.

     (S)9.3.  Certified Copies of Charter Documents.  Each of the Banks
              --------- ------ -- ------- ---------
shall have received from each of the Borrowers and the Guarantor a certificate of the Clerk or Secretary of such Person stating that there have been no changes since February 19, 1993 to (a) its charter or other incorporation documents and
(b) its by-laws, other than the changes noted in such certificate.

     (S)9.4.  Incumbency Certificate.  The Agent shall have received an
              ---------- -----------
incumbency certificate, dated as of the Closing Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of the Borrowers and the Guarantor; (b) to make Loan and Letter of Credit Requests; and (c) to give notices and to take other action on the Borrowers' and the Guarantor's behalf under the Loan Documents.

     (S)9.5.  Validity of Liens.  The Security Documents shall be effective
              -------- -- -----
to create in favor of the Agent a legal, valid and enforceable first security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

     (S)9.6.  Opinion of Counsel.  The Banks shall have received (a) from
              ------- -- -------
Davis, Malm & D'Agostine, an opinion addressed to the Banks, dated the date of the closing, in form and substance satisfactory to the Banks, regarding corporate matters.

     (S)9.7.  Amendments to Other Agreements.  The Banks shall have
              ---------- -- ----- ----------
received evidence of the amendment of all other agreements to which any Borrower or the Guarantor is a party as necessary to (a) permit such Borrower or Guarantor to enter into this Agreement and the other Loan Documents, (b) maintain the first priority of the Agent's lien on the Collateral for the benefit of the Banks, and (c) subordinate the obligations of such Borrower or the Guarantor under such other agreements to the Obligations on terms and conditions satisfactory to the Banks.

     (S)9.8.  Senior Notes.  The Parent shall have received net proceeds of
              ------ -----
at least $48,000,000 from the sale of the Senior Notes pursuant to the Indenture.

     (S)9.9.  Payment of Indebtedness.  The Borrowers shall have repaid all
              ------- -- ------------
of the existing Indebtedness of the Borrowers with respect to the Grad Notes, and the Wainwright Debt, and evidence of such payment satisfactory to the Agent shall have been provided to the Agent. The Borrowers shall have repaid all obligations to the Banks outstanding immediately prior to the effectiveness of this Agreement (including, without limitation, all Loans outstanding as of the Closing Date, together with accrued interest thereon, and all accrued Commitment Fees and accrued Letter of Credit Fees as of the Closing Date).

     (S)10.  CONDITIONS OF ALL LOANS.
             ---------- -- --- -----

     The obligations of the Banks to make any Loan (including without limitation the obligation of the Agent to issue any Letter of Credit) on and subsequent to the Closing Date is subject to the following conditions precedent:

     (S)10.1.  Representations True; No Event of Default.  Each of the
               --------------- ----  -- ----- -- -------
representations and warranties of the Borrowers and the Guarantor contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loan with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

     (S)10.2  Performance; No Event of Default.  The Borrowers and the
              ------------ -- ----- -- -------
Guarantor shall have performed and complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of any Loan, and at the time of any Loan, there shall exist no Event of Default or condition which would result in an Event of Default upon consummation of such Loan (including without limitation any amounts to be drawn under a Letter of Credit). Each request by the Borrowers for a Loan (including without limitation each request for issuance of a Letter of Credit) subsequent to the first Loan shall constitute certification by the Borrowers that the conditions specified in
(S)(S)10.1 and 10.2 will be duly satisfied on the date of such Loan or Letter of Credit issuance.

     (S)10.3.  Borrowing Base Report.  The Agent shall have received the
               --------- ---- ------
most recent Borrowing Base Report required to be delivered to the Agent in accordance with (S)6.4 and, if requested by the Agent, a Borrowing Base Report dated within five (5) Business Days of the Drawdown Date of such Loan or of the date of issuance, extension or renewal of such Letter of Credit.

     (S)10.4.  No Legal Impediment.  No change shall have occurred in any
               -- ----- ----------
law or regulations thereunder or interpretations thereof which in the reasonable opinion of the Banks would make it illegal for the Banks to make Loans hereunder.

     (S)10.5.  Governmental Regulation.  The Banks shall have received such
               ------------ ----------
statements in substance and form reasonably satisfactory to the Banks as it shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     (S)10.6.  Proceedings and Documents.  All proceedings in connection
               ----------- --- ---------
with the transactions contemplated by this Agreement and all documents incident thereto shall have been delivered to the Banks as of the date hereof in substance and in form satisfactory to the Bank, including without limitation a Letter of Credit and Loan Request in the form attached hereto as Exhibit C, and
                                                                 ------- -
the Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

     (S)11.  COLLATERAL SECURITY.  The Obligations and the Guaranteed
             ---------- --------
Obligations shall be secured by a perfected security interest (having, with respect to each category of Collateral, the respective rights and priorities set forth in the Security Documents) in all of the assets of the Borrowers and the Guarantor, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrowers and the Guarantor are parties. Each of the Security Documents is hereby ratified and confirmed in all respects, and it is expressly agreed by the parties hereto that such Security Documents secure all of the Obligations as defined herein. All references to the Credit Agreement in each of the Security Documents shall be deemed to be references to this Agreement as amended, restated, modified, or supplemented from time to time.

     (S)12.  EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT.
             ------ -- -------  ------------  ----------- -- ----------

     (S)12.1.  Events of Default and Acceleration.  If any of the following
               ------ -- ------- --- ------------
events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

          (a) if the Borrowers shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

          (b) if the Borrowers shall fail to pay any interest or fees or other amounts owing hereunder within five (5) Business Days after the same shall become due and payable whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

          (c) if the Borrowers or the Guarantor shall fail to comply with the covenants contained in (S)(S) 6.11, 7 or 8 hereof;

          (d) if the Borrowers or the Guarantor shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in subsections (a), (b), and (c) above) within 30 days after written notice of such failure has been given to the Borrowers and the Guarantor by the Banks;

          (e) if any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or repeated;

          (f) if any Borrower or the Guarantor shall fail to pay at maturity, or within any applicable period of grace, any and all obligations for borrowed money or any guaranty with respect thereto in an aggregate amount greater than $100,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money in an aggregate amount greater than $100,000 for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

          (g) if any Borrower or the Guarantor makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of any Borrower or the Guarantor or of any substantial part of the assets of any Borrower or the Guarantor or commences any case or other proceeding relating to any Borrower or the Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against any Borrower or the Guarantor and or any Borrower or the Guarantor indicates its approval thereof, consent thereto or acquiescence therein;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower or the Guarantor bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower or the Guarantor in an involuntary case under federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than thirty (30) days, whether or not consecutive;

          (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any Borrower or the Guarantor which, with other outstanding final judgments, against the Borrowers and the Guarantor exceeds in the aggregate $250,000 after taking into account any undisputed insurance coverage;

          (j) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any Borrower or the Guarantor to the PBGC or the Plan in an aggregate amount exceeding $500,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall have been appointed by the

     United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Plan;

          (k) (i) any of the Subordinated Debt, the Senior Subordinated Notes, or the Senior Notes shall be in default or any default or event of default shall have occurred under the Indenture, or (ii) all or any part of the Subordinated Debt or the Senior Notes shall be paid, prepaid, redeemed or repurchased in whole or in part other than as permitted hereunder;

          (l) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrowers or the Guarantor or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

          (m) if the Agent has not received satisfactory evidence of the repayment of the Indebtedness of the Parent with respect to the Senior Subordinated Notes within thirty (30) days following the Closing Date;

then, and in any such event, so long as the same may be continuing, upon the request of the Banks, the Agent shall, by notice in writing to the Borrowers and the Guarantor, declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers and the Guarantor; provided that in the
                                                            --------
event of any Event of Default specified in (S)12(g) or 12(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank. Upon demand by the Banks after the occurrence of any Event of Default, the Borrowers shall immediately provide to the Agent cash in an amount equal to the aggregate Maximum Drawing Amount of all Letters of Credit outstanding, to be held by the Agent as collateral security for the Obligations.

     (S)12.2.  Termination of Commitments.  If any Event of Default shall
               ----------- -- -----------
occur, or if on any Drawdown Date the conditions precedent to the making of the Loans to be made on such Drawdown Date or the issuance of any Letters of Credit to be issued on such date are not satisfied (except as a consequence of a default on the part of the Banks), the Banks may by notice to the Borrowers terminate any unused portion of the Total Commitment hereunder, and upon such notice being given, the Banks shall be relieved of all obligations to make Loans to or issue Letters of Credit for the account of any of the Borrowers;provided that, upon the occurrence of an Event of Default specified in (S)(S) 12(g) or 12(h) hereof, such unused portion of the Total Commitment hereunder shall terminate immediately without notice and the Banks shall be relieved of all further obligations to make Loans to or issue Letters of Credit for the account of the Borrowers hereunder. No termination of any portion of the Total Commitment hereunder shall relieve the Borrowers of any of their existing Obligations to the Banks hereunder or elsewhere.

     12.3.  Remedies.  Subject to (S)15.8, in case any one or more of the
            --------
Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to (S)12.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations or the Guaranteed Obligations to such Bank are evidenced, including, without limitation, as permitted by applicable law the obtaining of the ex parte
                                                                -- -----
appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     (S)13.  GUARANTY.
             --------

     (S)13.1.  Guaranty.  For value received and hereby acknowledged and as
               --------
an inducement to the Banks to make the Loans and Letters of Credit available to the Borrowers, the Guarantor hereby unconditionally and irrevocably guarantees
(a) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each of the Borrowers now or hereafter existing whether for principal, interest, fees, expenses or otherwise, and (b) the strict performance and observance by the Borrowers of all agreements, warranties and covenants applicable to the Borrowers in the Loan Documents and (c) the obligations of the Guarantor under the Loan Documents (such Obligations collectively being hereafter referred to as the "Guaranteed Obligations").

     (S)13.2.  Guaranty Absolute.  The Guarantor guarantees that the
               -------- --------
Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Banks with respect thereto. The liability of the Guarantor under this guaranty with regard to the Guaranteed Obligations shall be absolute and unconditional irrespective of:

          (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Agreement (with regard to such Guaranteed Obligations);

          (b) any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (c) any change in ownership of any Borrower or the addition of any new Borrower pursuant to (S)4.12 hereof;

          (d) any acceptance of any partial payment(s) from any of the Borrowers; or

          (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower in respect of its Obligations hereunder as a guarantor.

     This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Banks upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

     (S)13.3.  Effectiveness; Enforcement.  The guaranty herein of the
               -------------  -----------
Guarantor shall be effective and shall be deemed to be made with respect to each Loan made and each Letter of Credit issued to the Borrowers or any individual Borrower as of the time it is made. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of any Borrower, and no defect in or insufficiency or want of powers of any Borrower or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such guaranty. This guaranty is a continuing guaranty and shall (a) survive any termination of this Agreement, and (b) remain in full force and effect until payment in full of, and performance of, all Guaranteed Obligations and all other amounts payable under this guaranty. This guaranty is made for the benefit of the Banks and their respective successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Banks first to exercise any rights against any individual Borrower, or to resort to any other source or means of obtaining payment of any of the said obligations or to elect any other remedy.

     (S)13.4.  Waiver.  Except as otherwise specifically provided in any of
               ------
the Loan Documents, the Guarantor hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this guaranty and any requirement that the Banks protect, secure, perfect to ensure any security interest or lien or any property subject thereto or exhaust any right or take any action against any individual Borrower, or any other Person. The Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

     (S)13.5.  Expenses.  The Guarantor hereby promises to reimburse the
               ---------
Agent for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of this Guaranty, the other Loan Documents to which the Guarantor is a party, or any amendment, modification, approval, consent or waiver hereof or thereof, or with the enforcement of any Guaranteed Obligations. The Guarantor will pay any taxes (including any interest and penalties in respect thereof) other than the Banks' federal and state income taxes, payable on or with respect to the transactions contemplated by this Guaranty the Guarantor hereby agreeing to indemnify the Banks with respect thereto.

     (S)14.  SETOFF.  Regardless of the adequacy of any collateral, during
             ------
the continuance of an Event of Default, any deposits or other sums credited by or due from any Bank to the Borrowers or the Guarantor and any securities or other property of the Borrowers or the Guarantor in the possession of such Bank may be applied to or set off against the payment of the Obligations or Guaranteed Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers or the Guarantor to the Banks. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrowers or the Guarantor to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations or Guaranteed Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting

Reimbursement Obligations or Guaranteed Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrowers or the Guarantor, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations or Guaranteed Obligations owed to, such Bank by proceedings against the Borrowers or the Guarantor at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations or Guaranteed Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations or Guaranteed Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of
                                                       --- -----
claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations or Guaranteed Obligations owed it, such Bank's proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter
           --------
recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     (S)15.  THE AGENT.
             --- -----

     (S)15.1  Appointment of Agent, Powers and Immunities.  Each Bank
              ----------- -- -----  ------ --- ----------
hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents, provided, however, the Agent is
                                              --------  -------
hereby authorized to serve only as an administrative and collateral agent for the Banks and to exercise such powers as are reasonably incidental thereto and as are set forth in this Agreement and the other Loan Documents. The Agent hereby acknowledges that it does not have the authority to negotiate any agreement which would bind the Banks or agree to any amendment, waiver or modification of any of the Loan Documents or bind the Banks except as set forth in this Agreement or the Loan Documents. Except as provided in this (S)15 and in the other Loan Documents, the Agent shall take action or refrain from acting only upon instructions of the Banks and no action taken or failure to act without the consent of the Banks shall be binding on any Bank which has not consented. Each Bank irrevocably authorizes the Agent to execute the Security Documents and all other instruments relating thereto and to take such action on behalf of each of the Banks and to exercise all such powers as are expressly delegated to the Agent hereunder and in the Security Documents and all related documents, together with such other powers as are reasonably incidental thereto. It is agreed that the duties, rights, privileges and immunities of the Agent, in its capacity as issuer of Letters of Credit hereunder, shall be identical to its duties, rights, privileges and immunities as Agent as provided in this (S)15.

The Agent shall not have any duties or responsibilities or any fiduciary relationship with any Bank except those expressly set forth in this Agreement. Neither the Agent nor any of its affiliates shall be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrowers or the Guarantor or any other Person whether contained herein or otherwise or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or for any failure by the Borrowers or the Guarantor or any other Person to perform its obligations hereunder or thereunder or in respect of the Notes. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Agent in its separate capacity as a Bank shall have the same rights and powers hereunder as any other Bank.

     (S)15.2.  Actions By Agent.  The Agent shall be fully justified in
               ------- -- -----
failing or refusing to take any action under this Agreement as it reasonably deems appropriate unless it shall first have received such advice or concurrence of the Banks and shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the Loan Documents in accordance with a request of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or any Letter of Credit Participation.

     (S)15.3.  Indemnification.  Without limiting the obligations of the
               ---------------
Borrowers and the Guarantor hereunder or under any other Loan Document, the Banks agree to indemnify the Agent, ratably in accordance with their respective Commitment Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that no Bank shall be liable for any of the foregoing to
           --------  ----
the extent they arise from the gross negligence or willful misconduct of the Agent (or any agent thereof).

     (S)15.4.  Reimbursement.  Without limiting the provisions of (S)15.3,
               -------------
the Banks and the Agent hereby agree that the Agent shall not be obliged to make available to any Person any sum which the Agent is expecting to receive for the account of that Person until the Agent has determined that it has received that sum. The Agent may, however, disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent, if the Agent wishes to do so. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Agent made the funds available shall, on demand from the Agent, refund to the Agent the sum paid to that Person. If, in the opinion of the Agent, the distribution of any amount received by it in such capacity hereunder or under the Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

     (S)15.5.  Documents.  The Agent will forward to each Bank, promptly
               ---------
after the Agent's receipt thereof, a copy of each notice or other document furnished to the Agent for such Bank hereunder; provided, however, that,
                                                --------  -------
notwithstanding the foregoing, the Agent may furnish to the Banks a monthly summary with respect to Letters of Credit issued hereunder in lieu of copies of the related Letter of Credit Applications.

     (S)15.6.  Non-Reliance on Agent and Other Banks.  Each Bank represents
               ------------ -- ----- --- ----- -----
that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrowers and the Guarantor and the decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep informed as to the performance or observance by the Borrowers and the Guarantor of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning any person which may come into the possession of the Agent or any of its affiliates. Each Bank shall have access to all documents relating to the Agent's performance of its duties hereunder at such Bank's request. Unless any Bank shall promptly object to any action taken by the Agent hereunder (other than actions to which the provisions of (S)15.8 are applicable and other than actions which constitute gross negligence or willful misconduct by the Agent), such Bank shall conclusively be presumed to have approved the same.

     (S)15.7.  Resignation of Agent.  The Agent may resign at any time by
               ----------- -- -----
giving 60 days prior written notice thereof to the Banks and the Borrowers.
Upon any such resignation, the Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $150,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Any new Agent appointed pursuant to this (S)15.7 shall immediately issue new Letters of Credit in place of Letters of Credit previously issued by the Agent.

     (S)15.8.  Action by the Banks, Consents, Amendments, Waivers, Etc.
               ------ -- --- -----  --------  ----------  -------  ---
Except as otherwise expressly provided in this (S)15.8, any action to be taken (including the giving of notice) may be taken or any consent or approval required or permitted by the Agreement or any other Loan Document to be given by the Banks may be given, and any term of this Agreement, any other Loan Document or any other instrument, document or agreement related to this Agreement or the other Loan Documents or mentioned therein may be amended and the performance or observance by the Borrowers or the Guarantor or any other person of any of the terms thereof and any Default or Event of Default (as defined in any of the above-referenced documents or instruments) may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Majority Banks; provided, however, that no such consent
                                       --------  -------
or amendment which affects the rights, duties or liabilities of the Agent shall be effective without the written consent of the Agent. Notwithstanding the foregoing, no amendment, waiver or consent shall, do any of the following unless in writing and signed by ALL of the Banks (a) increase the principal amount of
                         ---
the Total Commitment (or subject the Banks to any additional obligations), (b) reduce the principal of or interest on the Notes (including, without limitation, interest on overdue amounts) or any fees payable hereunder, (c) postpone any date fixed for any payment in respect of principal or interest (including, without limitation, interest on overdue amounts) on the Notes, or any fees payable hereunder; (d) change the definition of "Majority Banks" or number of Banks which shall be required for the Banks or any of them to take any action under the Loan Documents; (e) amend this (S)15.8; (f) change the Commitment Percentage of any Bank, except as permitted under (S)19 hereof;
(g) except as otherwise permitted hereunder, release any Collateral; (h) amend or waive (S)7.4 hereof; or (i) release any guaranty of the Obligations.

     (S)16.  EXPENSES.  Whether or not the transactions contemplated herein
             --------
shall be consummated, the Borrowers hereby promise to reimburse Agent for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees, collateral evaluation costs and engineering fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of this Agreement, the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof, or with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrowers hereunder or thereunder, or in connection with any litigation, proceeding or dispute hereunder in any way related to the credit hereunder. The Borrowers will pay any taxes (including any interest and penalties in respect thereof) other than the Banks' federal and state income taxes, payable on or with respect to the transactions contemplated by this Agreement (the Borrowers hereby agreeing to indemnify the Banks with respect thereto).

     (S)17.  INDEMNIFICATION.  The Borrowers and the Guarantor agree to
             ---------------
indemnify and hold harmless the Banks, as well as the Banks' shareholders, directors, agents, officers, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutorily created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from the gross negligence or willful misconduct of the indemnified party. In any investigation, proceeding or litigation, or the preparation therefor, the Bank shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrowers and the Guarantor agree to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrowers and the Guarantor shall be entitled to participate in such proceeding or litigation with counsel of their choice at their expense, provided that such counsel shall be reasonably satisfactory to
               --------
the Banks. The covenants of this (S)17 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes or any other Loan Document.

     (S)18.  SURVIVAL OF COVENANTS, ETC.  Unless otherwise stated herein,
             -------- -- ---------  ---
all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers or the Guarantor pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Letter of Credit or the Notes remains outstanding and unpaid or any Bank has any obligation to make any Loans or issue any Letters of Credit hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrowers or the Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers or the Guarantor hereunder.

     (S)19.  SYNDICATION AND PARTICIPATION.  It is understood and agreed
             ----------- --- -------------
that each Bank shall have the right to syndicate or participate at any time its portion of the Total Commitment and interests in the risk relating to any Loans in an amount equal to or greater than $4,000,000, to additional banks or other financial institutions so long as FNBB will be the Agent hereunder, and that each bank or other financial institution which executes and delivers to the Banks and the Borrowers hereunder a counterpart joinder in form and substance satisfactory to the Banks and such bank or financial institution shall, on the date specified in such counterpart joinder, become a party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents, and its Commitment shall be as set forth in such counterpart joinder. Upon the execution and delivery of such counterpart joinder, (a) the Borrowers shall issue to the bank or other financial institution a Note in the amount of such bank's or other financial institution's Commitment dated the Closing Date or such other date as may be specified by the Bank and otherwise completed in substantially the form of Exhibit A; (b) the Agent shall distribute to the
                          ---------
Borrowers, the Banks and such bank or financial institution a schedule reflecting such changes; (c) this Agreement shall be appropriately amended to reflect (i) the status of such bank or financial institution as a party hereto and (ii) the status and rights of the Banks and Agent hereunder; and (d) the Borrowers and the Guarantor shall take such action as the Agent may reasonably request to perfect any security interests or mortgages in favor or the Banks, including any bank or financial institution which becomes a party to this Agreement. Each Bank shall also have the right to assign to, or may grant participations to, one or more banks or other financial institutions in or to all or any part of any Loans owing to such bank and the Note held by such Bank. The documents evidencing any such assignment or participation may provide that, except with the consent of the bank or financial institution that is a party thereto, such Bank will not consent to (a) the reduction in or forgiveness of the stated principal of or rate of interest on or Commitment Fee with respect to the portion of any Loan subject to such participation or assignment, (b) the extension or postponement of any stated date fixed for payment of principal or interest or Commitment Fee with respect to the portion of any Loan subject to such participation or assignment, or (c) the waiver or reduction of any right to indemnification of such Bank hereunder, or (d) except as otherwise permitted hereunder, the release of any Collateral. Notwithstanding the foregoing, no syndication or participation shall operate to increase the Total Commitment hereunder or otherwise alter the substantive terms of this Agreement.

     (S)20.  PARTIES IN INTEREST.  All the terms of this Agreement and the
             ------- -- --------
other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided, that no Borrower shall assign or transfer its rights
         --------
hereunder without the prior written consent of the Banks.

     (S)21.  NOTICES, ETC.  Except as otherwise expressly provided in this
             -------  ---
Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States first-class mail, postage prepaid, or sent by telegraph, telex or telecopier and confirmed by letter, addressed as follows:

          (a) if to the Borrowers or the Guarantor, at 1200 Crown Colony Drive, Quincy, MA 02269, Attention: President, telecopy number (617) 786-8692;

          (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Charles C. Woodard, Director, telecopy number 617-434-2160; or

          (c)  if to the other Banks:

               Shawmut Bank, N.A.
               One Federal Street
               Boston, MA  02111
               Attn:  David A. Splaine
               Managing Director
               Telecopy Number:  (617) 292-3241

               USTrust
               40 Court Street
               Boston, MA 02108

               Attn: Anthony Wilson
               Vice President
               Telecopy number (617) 726-7380;

or such other address for notice as shall have last been furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, five Business Days after the posting thereof, and (c) if sent by telex or cable, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

     (S)22.  MISCELLANEOUS.  The rights and remedies herein expressed are
             -------------
cumulative and not exclusive of any other rights which the Banks or Agent would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     (S)23.  ENTIRE AGREEMENT, ETC.  The Loan Documents and any other
             ------ ---------  ---
documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in (S)15.8. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers or the Guarantor shall entitle the Borrowers or the Guarantor to other or further notice or demand in similar or other circumstances.

     (S)24.  WAIVER OF JURY TRIAL.  EACH OF THE BORROWERS AND THE GUARANTOR
             ------ -- ---- -----
HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS

PROHIBITED BY LAW, EACH BORROWER AND THE GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWERS AND THE GUARANTOR (a)

CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OF THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGE THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE BORROWERS' AND THE GUARANTOR'S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

     (S)25.  GOVERNING LAW.  THIS AGREEMENT AND EACH OF THE OTHER LOAN
             --------- ---
DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF
LAW). THE BORROWERS AND THE GUARANTOR CONSENT TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE BANK UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

     (S)26.  SEVERABILITY.  The provisions of this Agreement are severable
             ------------
and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first set forth above.


                                    The Borrowers:
                                    --------------

                                    CLEAN HARBORS, INC.



                                    By:___________________________

                                    Title:________________________

                                    CLEAN HARBORS
                                    ENVIRONMENTAL SERVICES, INC.



                                    By:___________________________

                                    Title:________________________



                                    CLEAN HARBORS OF NATICK, INC.



                                    By:___________________________

                                    Title:________________________


                                    CLEAN HARBORS OF BRAINTREE,
                                     INC.


                                    By:___________________________

                                    Title:________________________


                                    CLEAN HARBORS KINGSTON
                                     FACILITY CORPORATION



                                    By:___________________________

                                    Title:________________________


                                    CLEAN HARBORS OF CHICAGO,
                                     INC.



                                    By:___________________________

                                    Title:________________________

                                    CLEAN HARBORS OF CLEVELAND,
                                     INC.



                                    By:___________________________

                                    Title:________________________



                                    MURPHY'S WASTE OIL SERVICE,
                                     INC.



                                    By:___________________________

                                    Title:________________________



                                    CLEAN HARBORS OF
                                     CONNECTICUT, INC.


                                    By:___________________________

                                    Title:________________________


                                    MR. FRANK, INC.


                                    By:___________________________

                                    Title:________________________


                                    CLEAN HARBORS TECHNOLOGY
                                     CORPORATION


                                    By:___________________________

                                    Title:________________________

                                    SPRING GROVE RESOURCE
                                     RECOVERY, INC.


                                    By:___________________________

                                    Title:________________________

                                    The Guarantor:
                                    --------------

                                    CLEAN HARBORS OF BALTIMORE,
                                     INC.



                                    By:___________________________

                                    Title:________________________

                                    The Banks:
                                    ----------

                                    THE FIRST NATIONAL BANK OF
                                     BOSTON, individually and as
                                     Agent


                                    By:___________________________

                                    Title:________________________


                                    SHAWMUT BANK, N.A.


                                    By:___________________________

                                    Title:________________________


                                    USTRUST


                                    By:___________________________

                                    Title:________________________